PRODUCT PROSPECTUS SUPPLEMENT (To Prospectus Dated April 2, 2010)	Product Prospectus Supplement No. EPN-2 to Registration Statement Nos. 333-162193 and 333-162193-01 Dated February 18, 2011 Rule 424(b)(5)

The Royal Bank of Scotland N.V.
RBS NotesSM
fully and unconditionally guaranteed by
RBS Holdings N.V.

Enhanced Participation Notes™

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Enhanced Participation Notes (which we refer to, together with the related guarantees, as the “securities”) are unsecured and unsubordinated obligations of The Royal Bank of Scotland N.V., and are fully and unconditionally guaranteed by RBS Holdings N.V.  The securities are not principal protected. We will not pay interest on the securities.  Any payment on the securities (including any payment at maturity) is subject to the ability of The Royal Bank of Scotland N.V., as issuer of the securities, and RBS Holdings N.V., as the guarantor of the issuer’s obligations under the securities, to pay their respective obligations as they become due.  You may lose some or all of your investment in the securities.

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This product prospectus supplement (which we refer to as the “product supplement”) describes the general terms of the securities and the general manner in which they may be offered and sold. For each offering of the securities, we will provide you with a term sheet or pricing supplement (which we refer to as a “pricing supplement”) that will describe the specific terms of that offering. The pricing supplement will identify any additions or changes to the terms specified in this product supplement.  The pricing supplement will also identify the underlying market measure to which the securities are linked, which we refer to as the “Underlying Market Measure” and which may be equity-based or commodity-based indices, common stocks or shares of an issuer (which may include non-U.S. equity securities issued through depositary arrangements such as American Depositary Shares, or ADSs), commodities, exchange-traded funds, currencies or any other statistical measure of economic or financial performance, or a basket comprised of any combination of one or more of the foregoing.

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At maturity, you will be entitled to receive a cash payment per security (the “Payment at Maturity”) based upon the magnitude of the increase or decrease in the value of the applicable Underlying Market Measure from the Initial Value to the Final Value (each as defined below), calculated as described in this product supplement.  If the Final Value is greater than the Initial Value, the Payment at Maturity will be equal to the percentage increase in the value of the Underlying Market Measure multiplied by a Participation Rate (as defined below).  Generally, if the Final Value is less than the Initial Value, you will be exposed to the full decrease in the value of the Underlying Market Measure on a one-for-one basis.  The Payment at Maturity may be greater than or less than the Original Offering Price (as defined below).  If specified in the applicable pricing supplement, your securities may be “Capped Enhanced Participation Notes,” in which case your return on investment at maturity will not exceed a specified return over the Original Offering Price (the “Capped Return”) and the Payment at Maturity will not exceed a specified dollar amount (the “Maximum Payment per Security”).  The applicable pricing supplement may also specify that your securities are “bear securities,” which will have a Payment at Maturity that is greater than their Original Offering Price if the value of the Underlying Market Measure decreases from the Initial Value to the Final Value.

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The applicable pricing supplement may specify a particular level of the Underlying Market Measure that is less than the Initial Value (or, in the case of bear securities, greater than the Initial Value), which we refer to as a “Buffer Value,” and the corresponding percentage decrease (or in the case of bear securities, increase) from the Initial Value, which we refer to as the “Buffer Amount.”  The applicable pricing supplement will specify whether the buffer is a “Fixed Buffer” or a “Contingent Buffer.”  If a Fixed Buffer applies to your securities, the Payment at Maturity will be less than the Original Offering Price if the Final Value is less than (or, in the case of bear securities, is greater than) the Buffer Value.  If a Contingent Buffer applies to your securities, your securities will be protected against a specified level of decrease (or, in the case of bear securities, increase) only if the Buffer Value is not reached during the term of your securities, determined as described in this product supplement.

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The applicable pricing supplement will specify the Participation Rate, Maximum Payment per Security and Capped Return, and/or Buffer Value and Buffer Amount and type of buffer, if applicable, for your securities.  We may determine the actual Participation Rate, Maximum Payment per Security and Capped Return and/or Buffer Value and Buffer Amount, if applicable, on the “pricing date” of the securities, which will be the date the securities are priced for initial sale to the public.

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Each security will have an initial public offering price as set forth in the applicable pricing supplement (the “Original Offering Price”). The securities will be issued in denominations of the Original Offering Price or in integral multiples thereof. The pricing supplement may also set forth a minimum number of securities that you must purchase.

•	Unless provided for in the applicable pricing supplement, the securities will not be listed on any securities exchange or quotation system.

The securities involve risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on S-16.  The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this product supplement or prospectus or any applicable pricing supplement are truthful or complete. Any representation to the contrary is a criminal offense.

RBS Securities Inc.

TABLE OF CONTENTS

PRODUCT SUPPLEMENT

ABOUT THIS PRODUCT SUPPLEMENT	S-1
WHERE YOU CAN FIND ADDITIONAL INFORMATION	S-3
SUMMARY	S-4
RISK FACTORS	S-16
PUBLIC INFORMATION REGARDING AN UNDERLYING STOCK OR UNDERLYING FUND	S-38
USE OF PROCEEDS; HEDGING	S-39
DESCRIPTION OF THE SECURITIES	S-40
CLEARANCE AND SETTLEMENT	S-66
PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)	S-67
TAXATION IN THE NETHERLANDS	S-69
U.S. FEDERAL INCOME TAX CONSEQUENCES	S-72
BENEFIT PLAN INVESTOR CONSIDERATIONS	S-77

PROSPECTUS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND ADDITIONAL INFORMATION	2
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS	3
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES	4
THE ROYAL BANK OF SCOTLAND N.V. AND RBS HOLDINGS N.V.	5
USE OF PROCEEDS	6
DESCRIPTION OF DEBT SECURITIES	7
FORMS OF SECURITIES	17
THE DEPOSITARY	18
PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)	20
LEGAL MATTERS	23
EXPERTS	24
BENEFIT PLAN INVESTOR CONSIDERATIONS	25
ENFORCEMENT OF CIVIL LIABILITIES	26

s-i

ABOUT THIS PRODUCT SUPPLEMENT

As used in this product supplement, “RBS NV,” “we,” “us,” “our” and the “Bank” refer to The Royal Bank of Scotland N.V., “RBS Holdings” refers to RBS Holdings N.V., “RBSSI” refers to RBS Securities Inc., and references to “dollars” and “$” are to United States dollars.

The securities are our unsecured and unsubordinated obligations issued as part of our RBS NotesSM program and guaranteed by RBS Holdings.  RBS NotesSM is a service mark of The Royal Bank of Scotland N.V.

This product supplement, together with the applicable pricing supplement, set forth certain terms of the securities and supplements the prospectus dated April 2, 2010 relating to our debt securities of which the securities are part.  This product supplement is a "prospectus supplement" referred to in the prospectus.  You may access the prospectus on the Securities and Exchange Commission (“SEC”) website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated April 2, 2010:

http://www.sec.gov/Archives/edgar/data/897878/000095010310000965/dp17102_424b2-base.htm

Our Central Index Key, or CIK, on the SEC website is 0000897878.

This product supplement, together with the applicable pricing supplement and the prospectus described above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in this product supplement, as the securities involve risks not associated with conventional debt securities.  You should consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

It is important for you to read and consider all information contained in the applicable pricing supplement, this product supplement and the accompanying prospectus in making your investment decision.  You should also read and consider the information contained in the documents identified in “Where You Can Find Additional Information” in the accompanying prospectus.

We have not authorized anyone to provide information other than contained in this product supplement, the applicable pricing supplement and the accompanying prospectus with respect to the securities.  We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you.  This document may only be used where it is legal to sell these securities.  We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted.  Neither the delivery of this product supplement nor the accompanying prospectus, nor any sale made hereunder and thereunder will, under any circumstances, create any implication that there has been no change in the affairs of The Royal Bank of Scotland N.V. or RBS Holdings N.V. since the date of the product supplement or that the information contained or incorporated by reference in the accompanying prospectus is correct as of any time subsequent to the date of such information.

Any securities issued, sold or distributed pursuant to this product supplement may not be offered or sold (i) to any person/entity listed on sanctions lists of the European Union, United States or any other applicable local competent authority; (ii) within the territory of Cuba, Sudan, Iran and Myanmar; (iii) to residents in Cuba, Sudan, Iran or Myanmar; or (iv) to Cuban Nationals, wherever located.

The information set forth in this product supplement is directed to prospective purchasers who are United States residents.  We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under foreign law that may affect the purchase of or holding of, or receipt of payments on, the securities.  These persons should consult their own legal and financial advisors concerning these matters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

RBS Holdings is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, RBS Holdings files reports and other information with the SEC.  You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  Copies of this material can also be obtained from the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549 at prescribed rates.  Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.  The SEC also maintains an Internet website that contains reports and other information regarding RBS Holdings that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at www.sec.gov.  You can find information RBS Holdings has filed with the SEC by reference to file number 1-14624.

The SEC allows us to incorporate by reference much of the information RBS Holdings files with it, which means that we and RBS Holdings can disclose important information to you by referring you to those publicly available documents.  The information that we and RBS Holdings incorporate by reference in this product supplement is considered to be part of this product supplement.  Because we and RBS Holdings are incorporating by reference future filings with the SEC, this product supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this product supplement.  This means that you must look at all of the SEC filings that we and RBS Holdings incorporate by reference to determine if any of the statements in this product supplement or in any document previously incorporated by reference have been modified or superseded.  This product supplement incorporates by reference the documents listed below, all subsequent Annual Reports filed on Form 20-F and any future filings we or RBS Holdings make with the SEC (including any Form 6-Ks RBS Holdings subsequently files with the SEC and specifically incorporates by reference into the Registration Statement of which this product supplement is a part) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are identified in such filing as being specifically incorporated by reference into the Registration Statement of which this product supplement is a part until we and RBS Holdings complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

•	Annual Report on Form 20-F of RBS Holdings for the year ended December 31, 2009, filed on March 26, 2010; and

•	Reports on Form 6-K of RBS Holdings filed on April 1, 2010, May 14, 2010, June 11, 2010, August 31, 2010, September 30, 2010 (two reports), December 6, 2010 and December 7, 2010.

You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at:

The Royal Bank of Scotland N.V.
Investor Relations Department
Gustav Mahlerlaan 10
P.O. Box 283
1000 EA Amsterdam, The Netherlands
(31-20) 628-7835

SUMMARY

This product supplement relates only to the securities and does not relate to any underlying asset that comprises the Underlying Market Measure described in any pricing supplement. This summary includes questions and answers that highlight selected information from the prospectus and this product supplement to help you understand the securities. You should read carefully the entire prospectus and product supplement, together with the applicable pricing supplement, to understand fully the terms of your securities, as well as the tax and other considerations important to you in making a decision about whether to invest in any of the securities. In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in the securities, to determine whether an investment in the securities is appropriate for you. If information in this product supplement is inconsistent with the prospectus, this product supplement will supersede the prospectus. However, if information in any pricing supplement is inconsistent with this product supplement, that pricing supplement will supersede this product supplement.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the prospectus.

You are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any of the securities.

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement and in the prospectus, as well as the applicable pricing supplement. You should rely only on the information contained in those documents. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling agent is making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this product supplement and prospectus, together with the pricing supplement, is accurate only as of the date on their respective front covers.

What are the securities?

The securities are senior unsecured obligations issued by us, The Royal Bank of Scotland N.V. (“RBS NV”), and are fully and unconditionally guaranteed by our parent company, RBS Holdings N.V. (“RBS Holdings”).  The securities will rank equally with all of our other unsecured senior indebtedness from time to time outstanding, and any payments due on the securities, including any repayment of principal, will be subject to our credit risk. Each series of the securities will mature on the date set forth in the applicable pricing supplement. We will not make any payments on the securities until maturity, and the securities are not redeemable at our option or repayable at the option of any holder prior to their maturity date.  The securities are not principal protected.  You may lose some or all of your investment in these securities.

The securities are designed for investors who are seeking exposure to a specific Underlying Market Measure and who anticipate that the value of the Underlying Market Measure will increase (or, in the case of bear securities, will decrease) over the term of the securities.  When we refer to the value of an Underlying Market Measure in this product supplement, we mean the level of an index, the exchange rate for specific currencies, price of the shares of common stock of an issuer, price of the shares of an exchange-traded fund, or rate of a statistical measure of economic or financial performance, in each case, as specified in the applicable pricing supplement.

The applicable pricing supplement may provide that your securities are Capped Enhanced Participation Notes, in which case the Payment at Maturity will not exceed a specified dollar amount (the “Maximum Payment per Security”) and the return on your investment at maturity will not exceed a specified return over the Original Offering Price (the “Capped Return”).  Capped Enhanced Participation Notes are designed for investors who anticipate that the increase (or, in the case of bear securities, the decrease) in the value of the Underlying Market Measure will be moderate and who are willing to accept a return that will not exceed the Capped Return, as well as the risk of losing some or all of their investment.

The applicable pricing supplement may provide that your securities include a buffer, in which case the Payment at Maturity will be based on the Final Value relative to the Initial Value as well as the level of the buffer, which we refer to as the “Buffer Value,” and the corresponding percentage decrease (or in the case of bear securities, increase) from the Initial Value, which we refer to as the “Buffer Amount.”  The applicable pricing supplement will specify the Buffer Value and Buffer Amount and whether the buffer is a “Fixed Buffer” or a “Contingent Buffer.”

If a Fixed Buffer applies to your securities, the Payment at Maturity will be less than the Original Offering Price if the Final Value is less than (or, in the case of bear securities, greater than) the Buffer Value; in other words, the Payment at Maturity will be less than the Original Offering Price if the Final Value is less than (or in the case of bear securities, greater than) the Initial Value by a percentage greater than the Buffer Amount.

If a Contingent Buffer applies to your securities, your securities will be protected against a specified level of decrease (or, in the case of bear securities, increase) only if the closing value of the Underlying Market Measure has not been equal to or less than (or, in the case of bear securities, equal to or greater than) the Buffer Value on any Monitoring Day(s) or during the Monitoring Period, as applicable, as described below; in other words, your securities will be protected against a specified level of decrease (or, in the case of bear securities, increase) only if the closing value of the Underlying Market Measure has not decreased from (or, in the case of bear securities, increased from) the Initial Value by a percentage that is equal to or greater than the Buffer Amount on any Monitoring Day(s) or during the Monitoring Period, as applicable, as described below.  If the closing value of the Underlying Market Measure is equal to or less than (or, in the case of bear securities, equal to or greater than) the Buffer Value, or in other words, the closing value of the Underlying Market Measure has decreased from (or in the case of bear securities, increased from) the Initial Value by a percentage that is equal to or greater than the Buffer Amount on any applicable Monitoring Day(s) or during the Monitoring Period (which we refer to in this product supplement as a “Knock-Out Event”), your investment in the securities will no longer be protected by any buffer, and you will be exposed to the full downside movement (or, in the case of bear securities, upside movement) in the value of the Underlying Market Measure to which your securities are linked.  Securities that include a buffer are designed to offer only a modest level of protection to the investor against movements in the Underlying Market Measure.  You should not invest in the securities, whether or not they include a buffer, if you are unable or unwilling to bear the risk of loss of some or all of your investment.

Investors in the securities must be willing to forgo interest payments on their investment, such as fixed or floating interest rates paid on conventional non-callable debt securities, and bear the risk of loss of all or substantially all of their investment.  In addition, if a Maximum Payment per Security is applicable, investors will never receive a payment at maturity greater than the Maximum Payment per Security and the return on your investment at maturity will not exceed the Capped Return.

Any payment on the securities is subject to the creditworthiness (i.e., the ability to pay) of RBS NV, as the issuer of the securities, and RBS Holdings, as the guarantor of the issuer’s obligations under the securities.

Is it possible for you to lose some or all of your investment in the securities?

Yes.  You will be entitled to receive a Payment at Maturity that is less than the Original Offering Price of your securities if:

(a)  in the case of securities with no buffer, the Final Value is less than the Initial Value (or, in the case of bear securities, the Final Value is greater than the Initial Value);

(b)  in the case of securities with a Fixed Buffer, the Final Value is less than the Buffer Value (or, in the case of bear securities with a Fixed Buffer, the Final Value is greater than the Buffer Value); in other words, the Final Value is less than the Initial Value by a percentage greater than the Buffer Amount (or, in the case of bear securities with a Fixed Buffer, the Final Value is greater than the Initial Value by a percentage greater than the Buffer Amount); or

(c)  in the case of securities with a Contingent Buffer, the closing value of the Underlying Market Measure is equal to or less than (or, in the case of bear securities, equal to or greater than) the Buffer Value or, in other words, the closing value of the Underlying Market Measure has decreased from (or, in the case of bear securities, increased from) the Initial Value by a percentage that is equal to or greater than the Buffer Amount on any applicable Monitoring Day(s) or during the Monitoring Period (i.e., a Knock-Out Event has occurred), and the Final Value is less than the Initial Value (or, in the case of bear securities, the Final Value is greater than the Initial Value).

In any of the above circumstances, the Payment at Maturity that you will be entitled to receive will be less than the Original Offering Price, and you could lose some or all of your investment.  However, in no event will the Payment at Maturity be less than zero.

In the case of (a) and (c) above, the Payment at Maturity will reflect the Original Offering Price less the full extent of the percentage decrease (or, in the case of bear securities, the percentage increase) of the Underlying Market Measure from the Initial Value to the Final Value.

In the case of (b), the Payment at Maturity will be equal to the Original Offering Price less the percentage decrease (or, in the case of bear securities, the percentage increase) of the Underlying Market Measure from the Initial Value to the Final Value that is in excess of the Buffer Amount.

You should carefully review the applicable pricing supplement to determine the extent to which your principal is at risk. Further, if you sell your securities prior to maturity, you may find that the value per security is less than the Original Offering Price.

What is the Underlying Market Measure?

The Underlying Market Measure may consist of one or more of any of the following:

•  U.S. broad-based equity indices, U.S. sector or style-based equity indices, non-U.S. or global equity indices or commodity-based indices, each of which we refer to as an “Underlying Index.”  We refer to an Underlying Index comprised of securities as an “Underlying Equity Index” and to an Underlying Index comprised of commodities or commodity futures contracts as an “Underlying Commodity Index.”

•  A commodity, which we refer to as an “Underlying Commodity.”

•  The shares or common stock of an issuer, which we refer to as an “Underlying Stock.”  As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American Depositary Shares, or ADSs.  We refer to the common stock represented by ADSs as the “ADS Underlying Stock.”  References to “Underlying Stock” include ADS Underlying Stock, unless specifically noted otherwise.  If an Underlying Stock is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADSs.  We refer to the issuer of an Underlying Stock as the “Underlying Company.”

•  An exchange-traded fund, which we refer to as an “Underlying Fund.”  We refer to an Underlying Fund that tracks an equity index or basket of stocks as an “Underlying Equity Fund” and to an Underlying Fund that tracks a commodity, commodity index or basket of commodities or commodity futures contracts as an “Underlying Commodity Fund.”  We refer to the index that an Underlying Fund tracks as a “Target Index.”

•  Any currency, which we refer to as a “Reference Currency” relative to another currency, which we refer to as a “Base Currency” and which together with the Reference Currency, form an “Underlying Currency Pair.”  The Underlying Currency Pair will be expressed as a number of units of the Reference Currency for which one unit of the Base Currency can be exchanged, unless otherwise specified in the applicable pricing supplement.

•  Any other statistical measure of U.S. or non-U.S. economic or financial performance.

The Underlying Market Measure may consist of a basket of one or more of any combination of the foregoing, which we refer to as a “Basket.” We refer to each component included in any Basket as a “Basket Component.”  If the Underlying Market Measure to which your securities are linked is a Basket, the Basket Components will be set forth in the applicable pricing supplement.

The applicable pricing supplement will set forth information as to the specific Underlying Market Measure, including information as to the historical values of the Underlying Market Measure. However, historical values of the Underlying Market Measure are not indicative of the future performance of the Underlying Market Measure or the performance of your securities.

How is the Payment at Maturity calculated?

At maturity, subject to our credit risk as issuer of the securities, and the credit risk of RBS Holdings, as the guarantor of our obligations under the securities, and unless the applicable pricing supplement provides otherwise, you will be entitled to receive a Payment at Maturity per security that you hold, denominated in U.S. dollars, calculated as described in “Description of the Securities—Payment at Maturity” below.  Unless the applicable pricing supplement provides otherwise, the Payment at Maturity that you will be entitled to receive will be based upon the magnitude of the increase or decrease in the value of the applicable Underlying Market Measure from the Initial Value to the Final Value.

How will the Initial Value be determined?

Underlying Stocks, Underlying Equity Indices, Underlying Funds and Underlying Currency Pairs

Unless otherwise specified in the applicable pricing supplement, the “Initial Value” for an Underlying Market Measure that is one or more Underlying Stocks, Underlying Equity Indices, Underlying Funds or Underlying Currency Pairs, will equal the closing level of the Underlying Equity Index, the closing price of the Underlying Stock or shares of the Underlying Fund or, for the Underlying Currency Pair, the currency exchange rate of the Reference Currency relative to the Base Currency, at a specific time on the pricing date and, in each case, as determined by the calculation agent.

Underlying Commodities and Underlying Commodity Indices

Unless otherwise specified in the applicable pricing supplement, the “Initial Value” for an Underlying Market Measure that are Underlying Commodities or one or more Underlying Commodity Indices, will equal the price or value of the Underlying Commodity or the closing level of the Underlying Commodity Index on the pricing date, as determined by the calculation agent; provided that if a Market Disruption Event (as defined below) occurs or is continuing on the pricing date, the calculation agent will establish the Initial Value as set forth in the section “Description of the Securities—The Initial Value and the Final Value.”

Basket

Unless otherwise specified in the applicable pricing supplement, the “Initial Value” for an Underlying Market Measure that is a Basket, will be equal to 100.  We will assign each Basket Component a weighting (the “Initial Component Weight”) so that each Basket Component represents a percentage of the Initial Value on the pricing date. We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights. The Initial Component Weight for each Basket Component will be set forth in the applicable pricing supplement. See “Description of the Securities—Baskets.”

How will the Final Value be determined?

Underlying Equity Indices and Underlying Currency Pairs

Unless otherwise specified in the applicable pricing supplement, the “Final Value” for an Underlying Market Measure that is one or more Underlying Equity Indices or Underlying Currency Pairs will equal the closing level of the Underlying Equity Index or, for the Underlying Currency Pair, the currency exchange rate of the Reference Currency relative to the Base Currency, at a specific time on the valuation date (as defined below), as determined by the calculation agent, subject to the terms and provisions which we describe in “Description of the Securities—The Initial Value and the Final Value,” “Description of the Securities—Market Disruption Events” and “Description of the Securities—Discontinuation or Modification of the Underlying Market Measure.”

Underlying Commodities and Underlying Commodity Indices

Unless otherwise specified in the applicable pricing supplement, the “Final Value” for an Underlying Market Measure that are Underlying Commodities or one or more Underlying Commodity Indices will equal the price or value of the Underlying Commodity or the closing level of the Underlying Commodity Index on the valuation date, as determined by the calculation agent; provided that if a Market Disruption Event (as defined below) occurs or is continuing on the valuation date or if the scheduled valuation date is determined by the calculation agent not to be a Market Measure Business Day, then the calculation agent will establish the Final Value as set forth in the section “Description of the Securities—The Initial Value and the Final Value,” “Description of the Securities—Market Disruption Events” and “Description of the Securities—Discontinuation or Modification of the Underlying Market Measure.”

Underlying Stocks and Underlying Funds

Unless otherwise specified in the applicable pricing supplement, the “Final Value” for an Underlying Market Measure that is one or more Underlying Stocks or Underlying Funds will equal the closing price of the Underlying Stock or shares of the Underlying Fund on the valuation date, as determined by the calculation agent, multiplied by the Adjustment Factor, subject to the terms and provisions which we describe in “Description of the Securities—The Initial Value and the Final Value,” “Description of the Securities—Market Disruption Events” and “Description of the Securities—Discontinuation or Modification of the Underlying Market Measure.”  With respect to the Underlying Stock or Underlying Fund, the “Adjustment Factor” will be set initially at 1.0, but will be subject to adjustment upon the occurrence of certain corporate events affecting such Underlying Stock or Underlying Fund.  See “Description of the Securities—Adjustment Events for Underlying Stocks and Underlying Funds” below.

Basket

Unless otherwise specified in the applicable pricing supplement, the “Final Value” for an Underlying Market Measure that is a Basket, will be the value of the Basket determined by the calculation agent on the valuation date as set forth in the section “Description of the Securities—Baskets—Computation of the Basket.”  The closing value of each Basket Component will be determined by the calculation agent in accordance with the provisions applicable to such Basket Component (i.e., whether the Basket Component is the Underlying Equity Index, Underlying Currency Pair, Underlying Commodity, Underlying Commodity Index, Underlying Stock or Underlying Fund), as set forth above.

A “valuation date” means the single Market Measure Business Day (as defined below) on which the Final Value will be calculated, as specified in the applicable pricing supplement; provided that, other than with respect to Underlying Commodities or one or more Underlying Commodity Indices, (i) if a Market Disruption Event has occurred or is continuing on such Market Measure Business Day or (ii) if the scheduled valuation date is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration or otherwise, the valuation date for such Underlying Market Measure will be the immediately succeeding Market Measure Business Day where no Market Disruption Event has occurred or is continuing; provided further that the valuation date will not be postponed more than five (5) business days beyond the original valuation date, as further described under “Description of the Securities—The Initial Value and the Final Value” and “Description of the Securities—Market Disruption Events.”

The “maturity date” will be as specified in the applicable pricing supplement.  If the scheduled maturity date (as specified in the applicable pricing supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date.  If, due to a Market Disruption Event or otherwise, as described above, the valuation date is postponed so that it falls less than three (3) business days prior to the scheduled maturity date, the maturity date will be the third business day following that valuation date, as postponed, unless otherwise specified in the applicable pricing supplement. See “Description of the Securities—Market Disruption Events.”

Unless otherwise specified in the applicable pricing supplement, a “business day” means any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law, executive order or governmental decree to be closed.

Unless otherwise specified in the applicable pricing supplement, a “Market Measure Business Day” means:

(a)   With respect to an Underlying Equity Index, a day on which (1) the New York Stock Exchange (the “NYSE”) and The NASDAQ Stock Market, or their successors, are open for trading and (2) the relevant Underlying Equity Index or any successor thereto is calculated and published.

(b)   With respect to an Underlying Commodity Index, a day, as determined by the calculation agent, on which (1) the primary exchange or organized market for trading for all commodities and commodity contracts included in such Underlying Commodity Index are open for trading and (2) the relevant Underlying Commodity Index or any successor thereto is calculated and published.

(c)   With respect to an Underlying Commodity, a day, as determined by the calculation agent, on which the primary exchange or organized market for trading of the applicable Underlying Commodity is open for trading during its regular trading session.

(d)   With respect to an Underlying Stock or Underlying Fund, a day, as determined by the calculation agent, on which trading is generally conducted on the primary exchange or organized market for trading of such Underlying Stock or shares of such Underlying Fund.

(e)  With respect to an Underlying Currency Pair, a day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close (including for dealings in foreign exchange in accordance with the practice of the foreign exchange market) in New York City and the principal financial centers for such Underlying Currency Pair, as specified in the applicable pricing supplement.

What is the Participation Rate?

The “Participation Rate” represents the extent to which the upside performance of the securities is affected by the increase (or, in the case of bear securities, decrease) in the value of the Underlying Market Measure.  The Participation Rate may be equal to or greater than 100%, and will be set forth in the applicable pricing supplement.  If the applicable pricing supplement specifies that the Participation Rate is 100%, your investment in the securities will expose you to any increase (or, in the case of bear securities, decrease) in the value of the Underlying Market Measure on a one-to-one basis.

How will the Fixed Buffer and Contingent Buffer be determined?

If your securities provide for a buffer (which may be a Fixed Buffer or a Contingent Buffer), (i) the Buffer Value will be a specified value of the Underlying Market Measure that is less than (or, in the case of bear securities, greater than) the Initial Value of the Underlying Market Measure, and (ii) the Buffer Amount will be a specified percentage decrease (or, in the case of bear securities, percentage increase) from the Initial Value of the Underlying Market Measure, and in each case, as set forth in the applicable pricing supplement.  The Buffer Amount represents the percentage increase or decrease from the Initial Value to the Buffer Value.  The Buffer Amount and Buffer Value will be set forth in the applicable pricing supplement, and the actual Buffer Value will be determined on the pricing date upon determination of the Initial Value.

How does the Fixed Buffer work?

If a Fixed Buffer applies to your securities, your investment will be protected against a modest decrease (or, in the case of bear securities, increase) in the value of the Underlying Market Measure up to the specified Buffer Amount.  A Fixed Buffer will not protect you from all movements in the Underlying Market Measure.  In particular, if the Final Value is less than (or, in the case of bear securities, greater than) the Buffer Value (in other words, the Final Value is less than (or, in the case of bear securities, greater than) the Initial Value by a percentage greater than the Buffer Amount), you will lose some or a significant portion of your investment.

How does the Contingent Buffer work?

If a Contingent Buffer applies to your securities, your securities will be protected against a decrease (or, in the case of bear securities, increase) in the value of the Underlying Market Measure only if the closing value of the Underlying Market Measure has not been equal to or less than (or, in the case of bear securities, equal to or greater than) the Buffer Value on any applicable Monitoring Day(s) or during the Monitoring Period, as applicable.  In other words, a Contingent Buffer offers a protection against a decrease (or, in the case of bear securities, an increase) in the value of the Underlying Market Measure only if the magnitude of such decrease (or, in the case of bear securities, the magnitude of such increase) is less than the specified Buffer Amount on any applicable Monitoring Day(s) or during the Monitoring Period, as applicable.  If the closing value of the Underlying Market Measure is equal to or less than (or, in the case of bear securities, equal to or greater than) the Buffer Value during any applicable Monitoring Day(s) or during the Monitoring Period (that is, the closing value of the Underlying Market Measure has decreased from (or, in the case of bear securities, increased from) the Initial Value by a percentage that is equal to or greater than the Buffer Amount), which would result in the occurrence of a Knock-Out Event, your investment in the securities will no longer be protected by any buffer, and you will be exposed to the full downside movement (or, in the case of bear securities, upside movement) in the value of the Underlying Market Measure similar to securities for which no buffer applies.

The applicable “Monitoring Day” (or “Monitoring Days”) or the duration of the “Monitoring Period” will be as specified in the applicable pricing supplement.  For example, the applicable pricing supplement may specify that the Monitoring Period consists of each Market Measure Business Day from the pricing date to and including the valuation date.  The applicable pricing supplement may also specify that the Monitoring Day will be the valuation date.  Alternatively, the applicable pricing supplement may specify that the Monitoring Days consist of the last calendar day of each month, commencing and ending on specified dates, or may specify weekly or monthly specified day(s) during a week or month.

Unless otherwise specified in the applicable pricing supplement, the calculation agent will determine whether a Knock-Out Event has occurred.  Unless otherwise provided in the applicable pricing supplement, if any day within a Monitoring Period is not a Market Measure Business Day, or if a Market Disruption Event occurs or is continuing on a Market Measure Business Day within a Monitoring Period, that day will be ignored for purposes of determining whether a Knock-Out Event will have occurred.  Unless otherwise provided in the applicable pricing supplement, if any specified Monitoring Day is not a Market Measure Business Day, or if a Market Disruption Event occurs or is continuing on that Monitoring Day, the impacted Monitoring Day will be postponed to the immediately succeeding Market Measure Business Day on which no Market Disruption Event has occurred or is continuing, as further described under “Description of the Securities—Fixed Buffer and Contingent Buffer” and “Description of the Securities—Market Disruption Events.”

Securities that include a buffer are designed to offer only a modest protection to the investor against movements in the Underlying Market Measure.  You should not invest in the securities, whether or not they include a buffer, if you are unable or unwilling to bear the risk of loss of some or all of your investment.

Is the return on the securities limited in any way?

If your securities are Capped Enhanced Participation Notes, the applicable pricing supplement will specify a Maximum Payment per Security and/or Capped Return. The Payment at Maturity will not exceed the Maximum Payment per Security regardless of the performance of the Underlying Market Measure, and the return on your investment at maturity will not exceed the Capped Return.

For example, if your Capped Enhanced Participation Notes specifies a Participation Rate of 200%, and a Maximum Payment per Security of $1,300 based on an Original Offering Price per security of $1,000 (representing a Capped Return of 30%), you will not receive the benefit of two times the upside (or, in the case of bear securities, downside) potential of the Underlying Market Measure beyond the first 15% increase in the value of the Underlying Market Measure.

Each pricing supplement will set forth examples of hypothetical Final Values, and the impact of the buffer (if applicable), the Maximum Payment per Security and/or the Capped Return and Participation Rate.

Who will determine the Initial Value, the Final Value and the Payment at Maturity?

Our affiliate, RBS Securities Inc., which we refer to as “RBSSI,” or one of our other affiliates will act as calculation agent for the securities, unless otherwise specified in the applicable pricing supplement.  As calculation agent, RBSSI will determine the Initial Value, the Final Value, and the closing value of the Underlying Market Measure on all applicable Monitoring Day(s) or during the Monitoring Period, as applicable, and the Payment at Maturity.  The calculation agent may be required, due to events beyond our control, to adjust any of these calculations, which we describe in “Description of the Securities—Adjustment Events for Underlying Stocks and Underlying Funds” and “Description of the Securities—Discontinuation or Modification of the Underlying Market Measure.”

Can the maturity date be postponed?

Yes.  If the scheduled maturity date is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date.  If, due to a Market Disruption Event or otherwise, as described above, the valuation date is postponed so that it falls less than three (3) business days prior to the scheduled maturity date, the maturity date will be the third business day following that valuation date, as postponed.  See the sections entitled “Description of the Securities—The Initial Value and the Final Value” and “Description of the Securities—Market Disruption Events.”

Will you have an ownership interest in the securities, commodities, commodity futures contracts or other assets that comprise the Underlying Market Measure?

No. An investment in the securities does not entitle you to any ownership interest, including any voting rights in, dividends paid, interest payments or other distributions on, the securities of any of the companies, commodities or commodity futures contracts included in an Underlying Market Measure. If the Underlying Market Measure is on any other underlying asset, you similarly will not have any right to receive the underlying asset(s) comprising the Underlying Market Measure.

What is the minimum required purchase?

Unless otherwise specified in the applicable pricing supplement, you can purchase securities in denominations equal to the Original Offering Price or in integral multiples thereof.

How are the securities being offered?

We have registered the securities with the Securities and Exchange Commission, which we refer to as the “SEC,” in the United States. However, we will not register the securities for public distribution in any jurisdiction other than the United States. The selling agents may solicit offers to purchase the securities from non-U.S. investors in reliance on available private placement exemptions.

Is there a secondary market for the securities?

Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange. Accordingly, there may be little or no secondary market for the securities and, as such, information regarding independent market pricing for the securities may be extremely limited or non-existent.  You should be willing to hold your securities until the maturity date.

Although it is not required to do so, we have been informed by our affiliate that when this offering is complete, it intends to make purchases and sales of the securities from time to time in off-exchange transactions.  If our affiliate does make such a market in the securities, it may stop doing so at any time.

In connection with any secondary market activity in the securities, our affiliate may post indicative prices for the securities on a designated website or via Bloomberg. However, our affiliate is not required to post such indicative prices and may stop doing so at any time.  Investors are advised that any prices shown on any website or Bloomberg page are indicative prices only and, as such, there can be no assurance that any trade could be executed at such prices.  Investors should contact their brokerage firm for further information.

In addition, the Original Offering Price of the securities includes the selling agents’ commissions paid with respect to the securities, which are reflected in the underwriting discount, as well as certain costs associated with hedging our obligations under the securities.  The cost of hedging includes the profit component built into the price we paid for the hedge.  The fact that the Original Offering Price of the securities includes these commissions and hedging costs is expected to affect adversely the secondary market prices of the securities. See “Risk Factors—The value of your securities on the pricing date is less than the Original Offering Price due to the underwriting discount and our cost of hedging, both of which can be expected to be reflected in secondary market prices” and “Use of Proceeds; Hedging.”

If you were to sell your securities in the secondary market, if any, the price that you receive for them may be less than the Original Offering Price, and may be less than what you paid for them.

Who might consider investing in the securities?

The securities are not suitable for all investors.  You may consider an investment in the securities if:

•  you anticipate that the value of the Underlying Market Measure will increase (or, in the case of bear securities, will decrease) moderately from the Initial Value to the Final Value;

•  you accept that your investment may result in a loss, which could be significant, if the Final Value of the Underlying Market Measure is less than (or, in the case of bear securities, greater than) the Initial Value;

•  you accept that if your securities are Capped Enhanced Participation Notes, the return on the securities will not exceed the Capped Return and that the Payment at Maturity will not exceed the Maximum Payment per Security;

•  you do not seek a current income stream from your investment;

•  you are willing to forgo interest payments on the securities such as fixed or floating rate interest paid on traditional interest bearing debt securities;

•  you seek exposure to the fluctuations in the value of the particular Underlying Market Measure specified in the applicable pricing supplement with no expectation of dividends or other benefits of owning the Underlying Market Measure or the underlying asset(s) comprising the Underlying Market Measure;

•  you are willing to accept that a trading market is not expected to develop for the securities and you understand that secondary market prices for the securities, if any, will be affected by various factors, including our actual and perceived creditworthiness;

•  you are able to and willing to hold the securities until maturity; and

•  you are willing to make an investment, the payments on which depend on the creditworthiness of RBS NV, as the issuer of the securities, and RBS Holdings, as the guarantor of the issuer’s obligations under the securities.

You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.  In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the securities.

What are some of the risks in owning the securities?

Investing in the securities involves a number of risks.  We have described the most significant risks relating to the securities under the heading “Risk Factors” in this product supplement which you should read before making an investment in the securities.

Some selected risk considerations include:

•  Credit Risk.  Because you are purchasing a security issued by us, you are assuming our credit risk.  In addition, because the securities are fully and unconditionally guaranteed by RBS Holdings, you are also assuming the credit risk of RBS Holdings in the event that we fail to make any payment required by the terms of the securities.

•  Market Risk.  The return on your securities will depend on the performance of the Underlying Market Measure to which your securities are linked, which, in turn, will depend on many factors beyond our control.  These factors include general market conditions, which will be influenced by political, economic, financial, and other factors that impact the capital markets generally, the volatility of the Underlying Market Measure, changes in interest rates in general, and the time remaining to maturity of the securities.  There is no guarantee of any return on your investment, and you may lose some or all of your investment.

•  Principal Risk.  The securities are not principal protected, which means there is no guaranteed return of principal.

•  No Interest Payments.  You will not receive any periodic interest payments on the securities.

•  Liquidity Risk.  Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange.  Accordingly, there may be little or no secondary market for the securities and, as such, information regarding independent market pricing for the securities may be extremely limited or non-existent. If you sell your securities in the secondary market, if any, prior to maturity, you will receive the market price of the securities, which may be less than the Original Offering Price or the price that you paid for them.

Does ERISA impose any limitations on purchases of the securities?

Yes. An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as “ERISA”), or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or the “Code,” including individual retirement accounts, individual retirement annuities, or Keogh plans, or any entity the assets of which are deemed to be “plan assets” under the ERISA regulations, should not purchase, hold, or dispose of the securities unless that plan or entity has determined that its purchase, holding, or disposition of the securities will not constitute a prohibited transaction under ERISA or Section 4975 of the Code.

Any plan or entity purchasing the securities with “plan assets” will be deemed to represent that (i) such purchase will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code and (ii) the purchaser or purchaser’s fiduciary has made and will make all investment decisions for the purchaser and the purchaser has not and will not rely in any way upon us or our affiliates to act as a fiduciary or adviser to the purchaser with respect to its purchase of the securities.

What are the tax consequences of an investment in the securities?

You should review carefully the section in this product supplement entitled “U.S. Federal Income Tax Consequences.”

For a discussion of Dutch tax considerations relating to the securities, you should review the section in this product supplement entitled “Taxation in the Netherlands.”

We do not provide any advice on tax matters. Prospective investors should consult their tax advisers regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

What is RBSSI’s relationship with RBS NV and RBS Holdings?

RBS Securities Inc., which we refer to as RBSSI, is an affiliate of RBS NV and RBS Holdings.  RBSSI will act as calculation agent for the securities, and is acting as agent for this offering. RBSSI will conduct this offering in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate. See “Risk Factors—There may be potential conflicts of interest between security holders and the calculation agent or other of our affiliates” and “Plan of Distribution (Conflicts of Interest)” in this product supplement.

What if I have more questions?

You should read “Description of the Securities” in this product supplement for a detailed description of the general terms of the securities.  The applicable pricing supplement will describe the terms that apply specifically to the securities.  The securities are unsecured and unsubordinated obligations of RBS NV issued as part of our RBS NotesSM program and are fully and unconditionally guaranteed by RBS Holdings.  The securities offered by RBS NV will constitute our unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations. The guarantees of RBS Holdings will constitute RBS Holdings’ unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all RBS Holdings’ other current and future unsecured and unsubordinated obligations.  You can find a general description of the basic features of the securities in the section of the accompanying prospectus called “Description of Debt Securities.”

RISK FACTORS

An investment in the securities entails significant risks.  You should carefully consider the risks of an investment in the securities, including those discussed below, and whether the securities are suited to your particular circumstances before you decide to purchase them.  In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the securities.

Risks Related to the Securities Generally

The securities are not conventional debt securities—they do not pay interest and there is no guaranteed return of principal; you may lose some or all of your investment in the securities.

The terms of the securities differ from those of conventional debt securities in that (i) we will not pay you interest on the securities and (ii) you could lose some or all of your initial investment.

Except in the case of securities with a buffer, you will lose some or all of your initial investment if the Final Value is less than (or, in the case of bear securities, is greater than) the Initial Value.  For securities with a Fixed Buffer, you will lose some or all of your initial investment if the Final Value is less than (or, in the case of bear securities, is greater than) the Buffer Value or if the Final Value is less than (or, in the case of bear securities, is greater than) the Initial Value by a percentage greater than the Buffer Amount.  For securities with a Contingent Buffer, you will lose some or all of your initial investment if the Final Value is less than (or, in the case of bear securities, is greater than) the Initial Value and if a Knock-Out Event has occurred.  Under these circumstances, your investment will be fully exposed to any decrease (or, in the case of bear securities, increase) in the value of the Underlying Market Measure.

Because the securities are not principal protected, the amount of cash paid to you at maturity in the circumstances described above will be less than the Original Offering Price of your securities and you assume the risk that you could lose some or all of your initial investment.

Furthermore, even if the Payment at Maturity is positive, the return you receive on the securities may be less than the return you would have received had you invested your entire principal amount in a conventional debt security with the same maturity issued by us or a comparable issuer or an instrument which tracks the performance of the Underlying Market Measure.  Because the payment due at maturity may be less than the amount originally invested in the securities, the return on the securities (the effective yield to maturity) may be negative.  Even if it is positive, the return payable on the securities may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The credit risk of The Royal Bank of Scotland N.V. and RBS Holdings N.V., and their credit ratings and credit spreads may adversely affect the value of the securities.

You are dependent on The Royal Bank of Scotland N.V.’s ability to pay all amounts due on the securities, and therefore you are subject to the credit risk of The Royal Bank of Scotland N.V. and to changes in the market’s view of The Royal Bank of Scotland N.V.’s creditworthiness.  In addition, because the securities are unconditionally guaranteed by The Royal Bank of Scotland N.V.’s parent company, RBS Holdings N.V., you are also dependent on the credit risk of RBS Holdings N.V. in the event that The Royal Bank of Scotland N.V. fails to make any payment or delivery required by the terms of the securities.  Any actual or anticipated decline in The Royal Bank of Scotland N.V. or RBS Holdings N.V.’s credit ratings or increase in their credit spreads charged by the market for taking credit risk is likely to adversely affect the value of the securities.

Our credit ratings are an assessment, by each rating agency, of our ability to pay our obligations, including those under the securities.  Credit ratings are subject to revision, suspension or withdrawal at any time by the assigning rating organization in their sole discretion.  However, because the return on the securities is dependent upon factors in addition to our ability to pay our obligations under the securities, an improvement in our credit ratings will not necessarily increase the value of the securities and will not reduce market risk and other investment risks related to the securities.  Credit ratings (i) do not reflect market risk, which is the risk that the value of the Underlying Market Measure may rise or fall resulting in a loss of some or all of your principal, (ii) do not address the price, if any, at which the securities may be resold prior to maturity (which may be substantially less than the Original Offering Price of the securities), and (iii) are not recommendations to buy, sell or hold the securities.  See “Risk Factors—The value of the securities prior to maturity will be influenced by many unpredictable factors, and may be less than the Original Offering Price.”

The return on your initial investment is limited to the Capped Return and your Payment at Maturity is limited to the Maximum Payment per Security.

If your securities are Capped Enhanced Participation Notes, your return over the Original Offering Price will never exceed the Capped Return regardless of the performance of the Underlying Market Measure.  In other words, your opportunity to participate in possible increases (or, in the case of bear securities, decreases) in the value of the Underlying Market Measure through an investment in the securities will be limited by the Capped Return specified in the applicable pricing supplement. If a Capped Return is specified in the applicable pricing supplement, regardless of how much the value of the Underlying Market Measure may increase above (or in the case of bear securities, decrease below) the Initial Value, your return will never exceed the return represented by the Capped Return, and your Payment at Maturity will never exceed the Maximum Payment per Security.

The Payment at Maturity will depend on the Final Value, which is determined only on a valuation date shortly before the maturity date.

The calculation agent will determine the Payment at Maturity you are entitled to receive on the securities by comparing only the Final Value to the Initial Value (or to the Buffer Value and Buffer Amount, if applicable).  The Final Value will be determined on a valuation date shortly before the maturity date of the securities.  As a result the Payment at Maturity you are entitled to receive, if any, at maturity will depend on the Final Value on one day, the valuation date, regardless of whether the value of the Underlying Market Measure at the maturity date or at other times during the term of the securities, including dates near the valuation date, was higher than (or, in the case of bear securities, less than) the Final Value.

As a result, you may receive less than the Original Offering Price of your securities, even if the value of the Underlying Market Measure has increased (or, in the case of bear securities, decreased) at certain times during the term of your securities before decreasing (or, in the case of bear securities, increasing) to a value that is below (or, in the case of bear securities, above) the Initial Value (or the Buffer Value, if applicable) on the valuation date.  This difference could be particularly large if there is a significant increase (or, in the case of bear securities, decrease) in the value of the Underlying Market Measure after the valuation date, if there is a significant decrease (or, in the case of bear securities, increase) in the value of the Underlying Market Measure around the time of the valuation date, or if there is significant volatility in the value of the Underlying Market Measure during the term of the securities (especially on dates near the valuation date).  For example, if the value of the Underlying Market Measure increases (or, in the case of bear securities, decreases) or remains relatively constant during the initial term of the securities and then decreases below (or, in the case of bear securities, increases above) the Initial Value or Buffer Value, as applicable, the Final Value may be significantly less than if it were calculated on an earlier date.  Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested directly in the underlying asset(s) comprising the Underlying Market Measure.

If a Contingent Buffer applies to your securities, the protection against movements in the Underlying Market Measure provided by the Contingent Buffer may terminate during the term of the securities, in which case you will be fully exposed to any decrease (or, in the case of bear securities, increase) in the value of the Underlying Market Measure.

If a Contingent Buffer applies to your securities, and the closing value of the Underlying Market Measure has been equal to or less than (or, in the case of bear securities, equal to or greater than) the Buffer Value on any applicable Monitoring Day(s) or during the Monitoring Period, your investment in the securities will no longer be protected by any buffer, and you will be exposed to the full downside movement (or, in the case of bear securities, upside movement) in the value of the Underlying Market Measure similar to securities for which no buffer applies.  Under these circumstances, and if the Final Value is less than (or, in the case of bear securities, greater than) the Initial Value, you will lose 1% of the amount of your investment for every 1% decrease (or, in the case of bear securities, increase) in the value of the Underlying Market Measure from the Initial Value to the Final Value.  You will be subject to this potential loss of your investment even if the Underlying Market Measure subsequently increases (or for bear securities, decreases) such that the Final Value is equal to or greater than (or for bear securities, less than) the Buffer Value.

The securities may not be a suitable investment for you.

The securities may not be a suitable investment for you if you are not willing to be exposed to fluctuations in the value of the Underlying Market Measure, you seek full principal protection or preservation of capital invested, you believe the value of the Underlying Market Measure will decrease (or in the case of bear securities, increase) from the Initial Value or that the value of the Underlying Market Measure will not increase sufficiently over the term of the securities to provide you with your desired return, you seek a return on your investment that will not be capped at the Capped Return and a Payment at Maturity that will not be limited by the Maximum Payment per Security, you seek interest payments or other current income on your investment, you want to receive dividends or other distributions paid on the securities included in the Underlying Market Measure, you seek assurances that there will be a liquid market if and when you want to sell the securities prior to maturity or you are unwilling or are unable to assume the credit risk associated with RBS NV, as the issuer, and RBS Holdings, as the guarantor of the issuer’s obligations under the securities.

Although we are a bank, the securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other government agency.

The securities are our obligations but are not bank deposits.  In the event of our insolvency the securities will rank equally with our other unsecured, unsubordinated obligations and will not have the benefit of any insurance or guarantee of the Federal Deposit Insurance Corporation, The Deposit Insurance Fund or any other governmental agency.

Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange and there may be little or no secondary market for the securities.

You should be willing to hold your securities until the maturity date. Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange; accordingly, there may be little or no secondary market for the securities and, as such, information regarding independent market pricing for the securities may be very limited or non-existent. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Our affiliate has informed us that, upon completion of the offering, it intends to purchase and sell the securities from time to time in off-exchange transactions, but it is not required to do so.  If our affiliate does make such a market in the securities, it may stop doing so at any time. In addition, the total principal amount of the securities being offered by the applicable pricing supplement may not be purchased by investors in the offering because one or more of our affiliates may agree to purchase a part of the unsold portion of the securities offered, which may constitute up to 15% of the total aggregate principal amount of the securities issued.  Such affiliate or affiliates initially intend to hold the securities for investment purposes, which may affect the supply of securities available for secondary trading and therefore affect adversely the price of the securities in any secondary trading.  If a substantial portion of any securities held by our affiliates were to be offered for sale following this offering, the market price of such securities could fall, especially if secondary trading in such securities is limited or illiquid.

The value of the securities prior to maturity will be influenced by many unpredictable factors, and may be less than the Original Offering Price.

The value of the securities may move up and down between the date you purchase them and the valuation date when the calculation agent determines the Payment at Maturity you are entitled to receive on the maturity date.  As such, even if you were able to sell your securities before their maturity, numerous factors, many of which are beyond our control, will influence the value of the Underlying Market Measure, the value of the securities and the price at which you may be able to sell them, including the following:

•	the value of the Underlying Market Measure, which can fluctuate significantly;

•	the volatility (frequency and magnitude of changes) in the value of the Underlying Market Measure;

•
the dividend rate on an Underlying Stock or on securities that comprise an Underlying Equity Index or the shares of an Underlying Equity Fund, if applicable; while dividend payments, if any, on an Underlying Stock or the securities that comprise an Underlying Equity Index or the shares of an Underlying Equity Fund, as applicable, are not paid to you, such payments may have an influence on the market price of such Underlying Stock or such securities that comprise the Underlying Equity Index or shares of the Underlying Equity Fund, and therefore on the value of the Underlying Market Measure and your securities;

•	the prices of an Underlying Commodity, the exchange-traded commodity futures contracts comprising an Underlying Commodity Index or the shares of an Underlying Commodity Fund;

•	prevailing interest and yield rates in the market;

•
geopolitical conditions and economic, financial, political, regulatory, geographical, agricultural, or judicial events that affect the underlying asset(s) comprising the Underlying Market Measure, or the markets generally;

•
if the securities are linked in whole or in part to an Underlying Market Measure that includes underlying asset(s) that are traded in non-U.S. dollars, changes in, and the volatility of, the exchange rate between the U.S. dollar and the relevant non-U.S. currency or currencies in which these underlying asset(s) are traded;

•	for securities with a Contingent Buffer, whether a Knock-Out Event has occurred;

•	the supply and demand for the securities in the secondary market, if any;

•	the time remaining to the maturity of the securities;

•	the occurrence of certain events affecting an Underlying Stock or Underlying Fund which may require an adjustment to the Adjustment Factor (and therefore, the Final Value); and

•	the actual or perceived creditworthiness of RBS NV, as the issuer of the securities, and RBS Holdings, as the guarantor of RBS NV’s obligations under the securities.

These factors interrelate in complex ways, and the effect of one factor on the value of your securities may offset or enhance the effect of another factor.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity in the secondary market, if any.  If you sell your securities prior to maturity, the price at which you are able to sell your securities may be at a discount, which could be substantial, from the Original Offering Price or the price which you paid for them.  For example, assuming all other relevant factors remain constant, there may be a discount on the securities if at the time of sale the value of the Underlying Market Measure is below the Initial Value, if market interest rates rise or, for securities with a Contingent Buffer, if a Knock-Out Event has occurred.  Even if there is an increase in the value of the Underlying Market Measure from its Initial Value, there may be a discount on the securities due to, among other things, market expectations concerning the performance of the Underlying Market Measure before the maturity date and the time remaining to maturity of the securities.  Thus, if you sell your security before maturity, the price that you receive may be less than the Original Offering Price or the price which you paid.

Some or all of these factors will influence the return, if any, that you receive upon maturity of the securities.  We cannot predict the future performance of the securities, the Underlying Market Measure or, if applicable, the underlying assets that comprise the Underlying Market Measure based on the historical performance of the Underlying Market Measure or, if applicable, the underlying asset(s) comprising the Underlying Market Measure.  Neither we nor RBS Holdings nor any of our affiliates can guarantee that the value of the Underlying Market Measure will perform in a manner that will result in a Payment at Maturity in excess of the Original Offering Price of the securities.  As an investor in the securities you assume the risk that as a result of the performance of the Underlying Market Measure you may not receive any return on your initial investment in the securities or that you may lose some or all of your initial investment in the securities.

An increase (or, in the case of bear securities, a decrease) in the value of the Underlying Market Measure may not increase the value of your securities.

Owning the securities is not the same as owning the Underlying Market Measure or a product that tracks the return on the Underlying Market Measure.  Accordingly, the value of your securities may not have a direct relationship with the value of the Underlying Market Measure, and changes in the value of the Underlying Market Measure prior to maturity may not result in a comparable change in the value of your securities. If the value of the Underlying Market Measure increases above (or in the case of bear securities, decreases below) its Initial Value, the value of the securities prior to maturity may not increase. It is also possible for the value of the Underlying Market Measure to increase (or in the case of bear securities, decrease) while the value of the securities prior to maturity declines.

The value of your securities on the pricing date is less than the Original Offering Price due to the underwriting discount and our cost of hedging, both of which can be expected to be reflected in secondary market prices.

In determining the economic terms of the securities, and consequently the potential return on the securities to you, we have taken into account compensation to our affiliate, RBSSI, and other selling agents for distributing the securities, which are reflected in the underwriting discount, as well as certain costs associated with hedging our obligations under the securities.  The Original Offering Price of the securities reflects these factors.

As a result, the value of your securities on the pricing date will be less than the Original Offering Price.  Assuming no change in the value of the Underlying Market Measure, in market conditions or any other relevant factors, the price, if any, at which the selling agents are willing to purchase securities in secondary market transactions will likely be less than the Original Offering Price by an amount reflecting both the underwriting discount and the cost of unwinding our hedge of our obligations under the securities (principally reflecting a profit component built into the price we paid for the hedge).  In addition, any such prices may differ from values determined by pricing models used by the selling agents, as a result of dealer discounts, mark-ups or other transaction costs.

Hedging and trading activities by us or our affiliates may adversely affect your return on the securities and the value of the securities.

We and our affiliates may carry out activities that minimize our risks related to the securities.  In particular, on or prior to the date of the applicable pricing supplement, we may have hedged our anticipated exposure in connection with the securities by taking positions in the underlying asset(s) (or options or futures contracts on the underlying asset(s)) that comprise the Underlying Market Measure or in other instruments that we deemed appropriate in connection with such hedging.  We may enter into such hedging arrangements with or through one of our subsidiaries or affiliates.  These trading activities, however, could potentially alter the value of the Underlying Market Measure, the underlying asset(s) comprising the Underlying Market Measure and, therefore, the value of the securities.

We and our affiliates are likely to modify our hedge position throughout the term of the securities by purchasing and selling underlying asset(s) (or options or futures contracts on the underlying asset(s)) that comprise the Underlying Market Measure, or other instruments that we deem appropriate.  We cannot give any assurance that our hedging or trading activities will not affect the value of the Underlying Market Measure or the underlying asset(s) comprising the Underlying Market Measure.  It is also possible that we or one of more of our affiliates could receive substantial returns from these hedging activities while the value of the securities may decline.

We or one or more of our affiliates may also engage in trading the underlying asset(s) (or options or futures contracts on the underlying asset(s)) that comprise the Underlying Market Measure or options or futures on the Underlying Market Measure on a regular basis as part of our or their general broker-dealer activities and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including through block transactions.  Any of these activities could adversely affect the value of the Underlying Market Measure, the underlying asset(s) comprising the Underlying Market Measure and, therefore, the value of the securities.

We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the value of the Underlying Market Measure or the underlying asset(s) comprising the Underlying Market Measure.  By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could affect adversely the value of the securities.

The holding of securities by our affiliates and future sales by our affiliates could be in conflict with your interests.

Certain of our affiliates may purchase for investment a portion of the securities that has not been purchased by investors in a particular offering of securities, which initially they intend to hold for investment purposes. As a result, upon completion of such an offering, our affiliates may own up to 15% of the aggregate principal amount of the securities.  Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.  For example, our affiliates may attempt to sell the securities that they had been holding for investment purposes at the same time that you attempt to sell your securities, which could depress the price, if any, at which you can sell your securities.  Moreover, the liquidity of the market for the securities, if any, could be substantially reduced as a result of our affiliates holding the securities.  See “—Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange and there may be little or no secondary market for the securities.”  In addition, our affiliates could have substantial influence over any matter subject to consent of the security holders.

There may be potential conflicts of interest between security holders and the calculation agent or other of our affiliates.

Our affiliate, RBSSI, will serve as the calculation agent for the securities.  RBSSI will, among other things, determine the Initial Value, the Final Value and the Payment at Maturity that you will be entitled to receive.  For example, the calculation agent may have to determine whether a Market Disruption Event affecting the Underlying Market Measure has occurred or is continuing on a day when the calculation agent will determine its value.  In addition, the calculation agent may have to make additional calculations if the Underlying Market Measure is no longer published or is liquidated, discontinued, suspended, modified, delisted or otherwise terminated.  The calculation agent will exercise its judgment when performing its functions.  Since these determinations by the calculation agent may affect the value of the securities, there may be a conflict of interest between the calculation agent’s status as our affiliate and its role as a calculation agent in making any such decision.  For a fuller description of the calculation agent’s role, see “Description of the Securities—Role of the Calculation Agent.”

Moreover, as discussed above, we and our affiliates may enter into transactions to hedge our anticipated exposure in connection with our obligations under the securities.  We and our affiliates expect to make a profit in these transactions.  However, since hedging our obligations entails risk and may be influenced by market forces beyond our control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.  These activities may present a conflict of interest between your interest in the securities and the interests that we and our affiliates may have in these transactions or in our proprietary accounts.  These activities could affect the value of the Underlying Market Measure, and hence the value of your securities, in a manner that would be adverse to your interest as a security holder.

RBSSI and its affiliates may publish reports, express opinions or provide recommendations that are inconsistent with investing in or holding the securities.  Any such reports, opinions or recommendations could affect the value of the Underlying Market Measure and therefore the value of the securities.

RBSSI and its affiliates may publish reports from time to time on financial markets and other matters that may influence the value of the securities or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities.  RBSSI and its affiliates may have published or may publish reports or other opinions that call into question the investment view implicit in an investment in the securities and RBSSI.  Any reports, opinions or recommendations expressed by RBSSI or its affiliates may not be consistent with each other and may be modified from time to time without notice.  Investors should make their own independent investigation of the merits of investing in the securities and the Index to which the securities are linked.

The U.S. federal income tax consequences of an investment in the securities are unclear.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities, as prepaid financial contracts, that is described in the section of this product supplement entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be affected materially and adversely. In addition, as described in “U.S. Federal Income Tax Consequences,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Prospective investors should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Related to the Underlying Market Measure Generally

An investment in the securities is not the same as a direct investment in the Underlying Market Measure or in the underlying asset(s) that comprise the Underlying Market Measure.

An investment in the securities is not the same as a direct investment in the Underlying Market Measure or in the stocks, commodities, commodity futures contracts or other underlying assets that comprise the Underlying Market Measure.  The securities are our unsecured and unsubordinated obligations, while the value of the Underlying Market Measure is a value derived from a theoretical calculation.  The Underlying Market Measure may not be an actual portfolio of securities, and it may not be possible to make a direct investment in the Underlying Market Measure.  Investing in the securities also will not make you a holder of the stocks, commodities, commodity futures contracts or other underlying assets comprising the Underlying Market Measure, and your return, if any, on the securities will not be the same as if you actually own the stocks, commodities, commodity futures contracts or other underlying assets comprising the Underlying Market Measure.  You will not receive any payment of dividends or other distributions on any of the stocks, commodities, commodity futures contracts or any other underlying assets comprising the Underlying Market Measure.  In addition, as an investor in the securities, you will not have voting rights or any other rights with respect to the stocks, commodities, commodity futures contracts or other underlying assets that comprise the applicable Underlying Market Measure.

Further, neither we nor RBS Holdings nor any of our affiliates will pledge or otherwise hold any assets (including any shares of the stocks, commodities, commodity futures contracts or other underlying assets that comprise the Underlying Market Measure that we or RBS Holdings may own) for the benefit of holders of the securities under any circumstances.  Consequently, in the event of a bankruptcy, insolvency or liquidation involving us or RBS Holdings, as the case may be, our assets and the assets of RBS Holdings will be subject to the claims of our creditors or RBS Holdings’ creditors generally and will not be available specifically for the benefit of the holders of the securities.  Moreover, the indenture governing the securities does not contain any restriction on our ability or the ability of any of our affiliates to buy, sell, pledge or otherwise convey all or any portion of any assets that we own, including any underlying asset(s) (or options or futures contracts on the underlying asset(s)) that comprise the Underlying Market Measure, as we deem appropriate.

Adjustments to the Underlying Market Measure could adversely affect the securities.

In the case of an Underlying Index or Underlying Fund, the sponsor or publisher of the Underlying Market Measure is responsible for calculating and maintaining such Underlying Market Measure.  The sponsor or publisher of the Underlying Market Measure can add, delete or substitute the underlying asset(s) of the Underlying Market Measure.  You should realize that the changing of the underlying asset(s) included in the Underlying Market Measure may affect the Underlying Market Measure, as a newly added underlying asset may perform significantly better or worse than the underlying asset(s) it replaces.  The sponsor or publisher of the Underlying Market Measure may make other methodological changes that could change the value of the Underlying Market Measure.  Additionally, a sponsor or publisher may alter, discontinue or suspend calculation or dissemination of the Underlying Market Measure.  Any of these actions could affect adversely the value of the securities.  The sponsor or publisher of the Underlying Market Measure has no obligation to consider your interests in calculating or revising such Underlying Market Measure.

If the value of the underlying asset(s) comprising the Underlying Market Measure are not traded in U.S. dollars, and are converted into U.S. dollars for purposes of calculating the value of the Underlying Market Measure, then the securities will be subject to currency exchange rate risk.

The securities will be denominated in U.S. dollars.  If the underlying asset(s) comprising the Underlying Market Measure are traded in a currency other than U.S. dollars, and are converted into U.S. dollars for purposes of calculating the value of the Underlying Market Measure, the holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which the underlying asset(s) comprising the Underlying Market Measure trade.  An investor’s exposure to currency exchange rate risk under these circumstances will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the relevant securities of that Underlying Market Measure denominated in each such currency.  An investor will also be exposed to the volatility in the currency exchange rate fluctuation between the U.S. dollar and the relevant currency in which the securities trade.  Assuming all other relevant factors remain constant, any strengthening of the U.S. dollar against such currencies will have an adverse impact on the value of the Underlying Market Measure, and therefore reduce the Payment at Maturity.

Factors that may impact currency exchange rate movements include:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•
the extent of governmental surpluses or deficits in each relevant country for the currency in which the underlying asset(s) that comprise the Underlying Market Measure are quoted and the United States; and

•	government intervention in the currency markets, including whether a particular currency exchange trade is fixed or allowed to float.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various relevant countries for the currencies in which the underlying asset(s) that comprise the Underlying Market Measure are quoted and the United States and other countries important to international trade and finance.

Risks Related to an Underlying Equity Index or Underlying Equity Fund Generally

We may engage in business with or involving one or more of the issuers of the securities comprising an Underlying Equity Index, shares of an Underlying Equity Fund or Target Index without regard to your interests.

We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the securities comprising an Underlying Equity Index, shares of an Underlying Equity Fund or Target Index without regard to your interests, including extending loans to, or making equity investments in, providing investment advisory services to, one or more of such issuers or their affiliates or subsidiaries, including merger and acquisition advisory services.

In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the securities comprising an Underlying Equity Index, shares of an Underlying Equity Fund or Target Index.  None of us, RBS Holdings or any of our affiliates undertakes to disclose any such information to you.  In addition, we or our affiliates from time to time have published, and in the future may publish, research reports with respect to the issuers of the securities comprising an Underlying Equity Index, shares of an Underlying Equity Fund or Target Index.  These research reports may or may not recommend that investors buy or hold the securities comprising the Underlying Equity Index, shares of the Underlying Equity Fund or Target Index.  As a prospective purchaser of a security, you should undertake such independent investigation of the Underlying Company or Underlying Fund as in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

Unless otherwise set forth in the applicable pricing supplement, we do not control any issuer whose securities comprise an Underlying Equity Index or shares of an Underlying Equity Fund or Target Index, and we are not responsible for any of their disclosure.

We do not control any issuer whose securities comprise an Underlying Equity Index or shares of an Underlying Equity Fund or Target Index.  As a result, we will have no ability to control the actions of such issuers, including actions that could affect the value of the securities comprising the Underlying Equity Index, shares of the Underlying Equity Fund or Target Index, and we are not responsible for the accuracy or adequacy of any of their disclosure or publicly available information about these issuers.  None of those issuers will be involved in the offering of the securities in any way, and none of them will have any obligation of any sort with respect to the securities.  As a result, none of those issuers will have any obligation to consider your interests as a holder of the securities in taking any corporate actions that might affect the value of your securities.

If an Underlying Stock, Underlying Equity Index, Underlying Equity Fund or Target Index includes securities traded on foreign exchanges, your return may be affected by factors affecting international securities markets.

The value of an Underlying Equity Index, shares of an Underlying Equity Fund or Target Index may be computed by reference to the value of the equity securities of companies listed on various global exchanges. Under these circumstances, the return on the securities will be affected by factors affecting the prices of securities in the relevant markets.  The relevant foreign securities may be more volatile than United States or other securities markets and may be affected by market developments in different ways than United States or other securities markets.  Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign securities markets may affect prices and the volume of trading in those markets.  Also, there is generally less publicly available information about foreign companies than about United States companies that are subject to the reporting requirements of the SEC. Additionally, accounting, auditing and financial reporting standards and requirements in foreign countries differ from those applicable to United States reporting companies.

The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial and social factors in those regions.  In addition, recent or future changes in government, economic and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could negatively affect the relevant securities or commodities markets.  Moreover, the relevant foreign economies may differ favorably or unfavorably from the United States economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Risks Related to an Underlying Commodity, an Underlying Commodity Index or an Underlying Commodity Fund Generally

The commodities or commodity futures contracts relating to an Underlying Commodity, or comprising an Underlying Commodity Index or shares of an Underlying Commodity Fund, are subject to legal and regulatory regimes that may change in ways that could adversely affect the value of the Underlying Commodity, Underlying Commodity Index or Underlying Commodity Fund and the securities.

The commodities or commodity futures contracts relating to an Underlying Commodity, or comprising an Underlying Commodity Index or shares of an Underlying Commodity Fund, are subject to extensive statutes, regulations and margin requirements.  The Commodity Futures Trading Commission, or the “CFTC,” and the exchanges on which such commodities or commodity futures contracts trade are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading.  Furthermore, certain exchanges have regulations that limit the amount of fluctuations in commodity or commodity futures contract prices that may occur during a single five-minute trading period.  These limits could adversely affect the market prices of relevant commodity futures contracts and forward contracts.  The regulation of commodity transactions in the United States is subject to ongoing modification by government and judicial action.  In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general.  Any future regulatory changes, including but not limited to changes resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was enacted on July 21, 2010, may have a substantial adverse effect on the value of the securities.

Additionally, in accordance with the Dodd-Frank Act, the CFTC is drafting regulations to establish limits on the amount of positions, other than bona fide hedge positions, that may be held by any person in futures contracts on certain energy and agricultural based commodities.  The Dodd-Frank Act also requires the CFTC to establish limits for each month, including related hedge exemption positions, on the aggregate number or amount of positions in contracts based upon the same underlying commodity, as defined by the CFTC, that may be held by any person, including any group or class of traders.  In addition, designated contract markets and swap execution facilities, as defined in the Dodd-Frank Act, are required to establish and enforce position limits or position accountability requirements on their own markets or facilities.  These proposed regulations, when final and implemented, may reduce liquidity in the exchange-traded market for such commodity-based futures contracts.

The securities will not be regulated by the CFTC.

The securities are our senior unsecured obligations.  The net proceeds to be received by us from the sale of the securities that are linked to an Underlying Commodity, Underlying Commodity Index or Underlying Commodity Fund will not be used to purchase or sell futures contracts relating to the Underlying Commodity, or that comprise the Underlying Commodity Index, shares of the Underlying Commodity Fund or Target Index, for the benefit of holders of the securities.  An investment in the securities does not constitute either an investment in futures contracts or in a collective investment vehicle that trades in futures contracts.  The securities do not constitute a direct or indirect investment by you in the trading of the futures contracts that comprise the Underlying Commodity Index, shares of the Underlying Commodity Fund or Target Index.  Unlike an investment in the securities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated as a “commodity pool operator” (a “CPO”) by the CFTC, an independent federal regulatory agency.  Because the securities are not interests in a commodity pool, the securities will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who trade on futures exchanges, which generally may only be transacted through a person registered with the CFTC as a “futures commission merchant” (an “FCM”).  We are not registered with the CFTC as an FCM and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on regulated futures exchanges through a registered FCM.

For securities linked to an Underlying Commodity, Underlying Commodity Index, Underlying Commodity Fund or Target Index comprised of commodities or commodity futures contracts that are traded on a non-U.S. exchange, an investment in the securities will involve risks associated with the relevant non-U.S. exchange and the relevant markets that do not always apply to U.S. markets.

An Underlying Commodity Index, Underlying Commodity Fund or Target Index may include futures contracts on physical commodities on exchanges located outside the United States.  The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on United States exchanges.  Certain foreign markets may be more susceptible to disruption than United States exchanges due to the lack of a government-regulated clearinghouse system.  Trading on foreign exchanges also involves certain other risks that are not applicable to trading on United States exchanges.  Those risks include varying exchange rates, foreign exchange controls, governmental expropriation, burdensome or confiscatory taxation systems, government imposed moratoriums, and political or diplomatic events.  It may also be more costly and difficult to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in an Underlying Commodity Index, Underlying Commodity Fund or Target Index.  Examples of these risks are as set for below:

•	Underlying Commodities traded on the London Metal Exchange (the “LME”)

The securities may be linked to a commodity (e.g., aluminum, copper, lead, nickel and zinc) that is traded on the LME.  The LME is a principals’ market that operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets.  For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts.  In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.  In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract, for weekly deliveries from the third to the sixth month following the date of such contract, and for monthly deliveries from the sixth month following the date of such contract up to 15, 27, 63 and 123 months forward (depending on the commodity) following such sixth month.  In contrast, trading on futures exchanges tend to call for delivery in stated delivery months.  As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates.  If such aberrations occur on any valuation date, the official U.S. dollar cash buyer settlement prices per metric ton of the Underlying Commodity and, consequently, the value of the securities may be adversely impacted.

•	Underlying Commodities traded on the London Bullion Market Association (the “LBMA”)

The securities may be linked a commodity (e.g., gold and silver) that is traded on the LBMA.  The final prices of gold and silver will be determined by reference to fixing prices reported by the LBMA.  The LBMA is a self-regulatory association of bullion market participants.  Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity.  If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LBMA price fixings as a global benchmark for the value of gold and silver may be adversely affected.  The LBMA is a principals’ market which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets.  For example, there are no daily price limits on the LBMA which would otherwise restrict fluctuations in the prices of LBMA contracts.  In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

•	Underlying Commodities traded on the London Platinum and Palladium Market Association (the “LPPM”)

The securities may be linked to a commodity (e.g., platinum) that is traded on the LPPM.  The final price of platinum will be determined by reference to fixing prices reported by the LPPM.  The LPPM is a self-regulatory association of platinum and palladium market participants that is not a regulated entity.  If the LPPM should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LPPM price fixings as a global benchmark for the value of platinum may be adversely affected.  The LPPM is a principals’ market which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LPPM trading.  For example, there are no daily price limits on the LPPM which would otherwise restrict fluctuations in the prices of LPPM contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

The prices of commodities are volatile and are affected by numerous factors that are specific to each commodity.

An Underlying Commodity, or commodities comprising an Underlying Commodity Index or Underlying Commodity Fund, may include commodities produced worldwide.  Global commodity prices are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates.  In addition, prices for commodities are affected by governmental programs and policies, such as trade, fiscal and monetary issues, and political, economic, financial and social factors in their relevant markets.  Extrinsic factors such as weather, disease and natural disasters also affect commodity prices.  Demand for agricultural commodities, such as wheat, corn and soy, both for human consumption and as cattle feed, has generally increased with increases in worldwide growth and prosperity.  These factors and others may affect the price of an Underlying Commodity, the level of an Underlying Commodity Index or value of an Underlying Commodity Fund, and the value of your securities in varying ways, and different factors may cause the value of different Underlying Commodities or commodities comprising the Underlying Commodity Index or shares of the Underlying Commodity Fund, and the volatilities of their prices, to move in inconsistent directions and at inconsistent rates.

Fluctuations in the prices of the Underlying Commodity, or commodities comprising the Underlying Commodity Index or shares of the Underlying Commodity Fund, may have a material adverse effect on the value of the securities and your return on your investment in the securities.  These prices are subject to the effects of numerous factors, certain of which are specific to the market for the commodities to which your securities may be linked.  The following describes some of the factors affecting certain commodities.

•	Aluminum

The price of aluminum is affected by the global demand for and supply of aluminum, but is also influenced from time to time by speculative actions and by currency exchange rates.  Demand for aluminum is influenced by the level of global industrial economic activity.  An additional component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels.  The supply of aluminum is also affected by current and previous price levels, transportation problems, labor strikes and shortages of power and raw materials.  It is not possible to predict the aggregate effect of all or any combination of these factors.

•	Coffee

The price of coffee is affected by the global demand for and supply of coffee, but is also influenced from time to time by speculative actions and by currency exchange rates.  Demand for coffee is influenced by human consumption, retail prices, social trends, lifestyle changes and market power, all of which are subject to fluctuation. The supply of coffee is dependent on many factors including weather patterns such as floods, drought and freezing conditions, government regulation, planting decisions, the price of fuel, seeds and fertilizers and the current and previous price of coffee.  Changes in supply and demand may have an adverse effect on the price of coffee.  It is not possible to predict the aggregate effect of all or any combination of these factors.

•	Copper

The price of copper is affected by the global demand for and supply of copper, but is also influenced from time to time by speculative actions and by currency exchange rates.  Demand for copper is influenced by the level of global industrial economic activity.  An additional component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels.  The supply of copper is also affected by current and previous price levels.

•	Corn

The price of corn is affected by the global demand for, and supply of, corn.  The demand for corn is linked to the development of industrial and energy uses for corn. The demand for corn is also affected by the production and profitability of the pork and poultry sectors, which use corn for feed.  Negative developments in those industries may lessen the demand for corn.  For example, if avian flu were to have a negative effect on world poultry markets, the demand for corn might decrease.  The supply of corn is dependent on many factors including weather patterns, government regulation, the price of fuel and fertilizers and the current and previous price of corn.  The supply of corn is particularly sensitive to weather patterns in the countries of the largest suppliers of corn.

•	Crude Oil

The price of crude oil futures is affected by the global demand for and supply of crude oil, but is also influenced from time to time by speculative actions and by currency exchange rates.  Crude oil prices are generally more volatile and subject to dislocation than prices of other commodities.  Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil.  Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions.  Demand is also influenced by government regulations, such as environmental or consumption policies.  In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil-producing regions of the world.  Such events tend to affect oil prices worldwide, regardless of the location of the event.  Supply for crude oil may increase or decrease depending on many factors.  These include production decisions by the Organization of the Petroleum Exporting Countries (“OPEC”) and other crude oil producers.  Crude oil prices are determined with significant influence by OPEC.  OPEC has the potential to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply.  In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable.  Also, sudden and dramatic changes in the futures market may occur, for example, upon the commencement or a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities.  Crude oil prices may also be affected by short-term changes in supply and demand because of trading activities in the oil market and seasonality (e.g., weather conditions such as hurricanes).  It is not possible to predict the aggregate effect of all or any combination of these factors.

•	Gold

The price of gold is affected by the global demand for and supply of gold.  The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events.  Gold prices may be affected by industry factors such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold.  Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market.  It is not possible to predict the aggregate effect of all or any combination of these factors.

•	Heating Oil

The level of global industrial activity influences the demand for heating oil.  In addition, the seasonal temperatures in countries throughout the world can heavily influence the demand for heating oil.

Heating oil is generally used to fuel heat furnaces for buildings.  Heat oil is derived from crude oil and as such, any factors that influence the supply of crude oil may also influence the supply of heating oil.

•	Lead

The price of lead is affected by the global demand for and supply of lead, but is also influenced from time to time by speculative actions and by currency exchange rates.  Demand for lead is influenced by the level of global industrial economic activity.  An additional component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels.  The supply of lead is widely spread around the world.  The supply of lead is also affected by current and previous price levels.  A critical factor influencing supply is the environmental and regulatory regimes of the countries in which lead is mined and processed.

•	Natural Gas

Natural gas is used for residential and commercial heating and in the production of electricity.  The level of global industrial activity influences the demand for natural gas.  The demand for natural gas has also traditionally been cyclical, with higher demand during the months of winter and lower demand during the warmer summer months.  In addition, the seasonal temperatures in countries throughout the world can also heavily influence the demand for natural gas.  In general, the supply of natural gas is based on competitive market forces: inadequate supply at any one time leads to price increases, which signal to production companies the need to increase the supply of natural gas to the market.  Supplying natural gas in order to meet this demand, however, is dependent on a number of factors.  These factors may be broken down into two segments: those factors that affect the short term supply and general barriers to increasing supply. In turn, factors that affect the short term supply include: the availability of skilled workers and equipment, disruptions related to permitting, well development, weather and delivery (e.g., hurricanes, labor strikes and wars).  Similarly, the other more general barriers to the increase in supply of natural gas are: access to land, the expansion of pipelines and the financial environment.  These factors, which are not exhaustive, are interrelated and can have complex and unpredictable effects on the supply for, and the price of, natural gas.  It is not possible to predict the aggregate effect of all or any combination of these factors.

•	Nickel

The price of nickel is affected by the global demand for and supply of nickel, but is also influenced from time to time by speculative actions and by currency exchange rates.  Demand for nickel is significantly influenced by the level of global industrial economic activity.  An additional component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels.  The supply of nickel is also affected by current and previous price levels.

•	Platinum

The price of platinum is affected by the global demand for and supply of platinum. However, since the platinum supply is very limited, any disruptions in platinum supply tend to have an exaggerated effect on the price of platinum. Platinum is used in a variety of industries and the automotive industry, the chemical industry, the electronics industry, the dental industry and jewelry.

•	RBOB Gasoline

The level of global industrial activity influences the demand for non-oxygenated gasoline. In addition, the demand has seasonal variations, which occur during "driving seasons" usually considered the summer months in North America and Europe. Non-oxygenated gasoline is derived from crude oil and as such, any factors that influence the supply of crude oil may also influence the supply of non-oxygenated gasoline.

•	Silver

The price of silver is affected by global demand for and supply of silver.  Silver prices can fluctuate widely and may be affected by numerous factors.  These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries.  The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals.  In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities.  From time-to-time, above-ground inventories of silver may also influence the market.  It is not possible to predict the aggregate effect of all or any combination of these factors.

•	Soybeans

The price of soybeans is affected by the global demand for and supply of soybeans, but is also influenced from time to time by speculative actions and by currency exchange rates.  Demand for soybeans is in part linked to the development of agricultural, industrial and energy uses for soybeans.  This includes the use of soybeans for the production of animal feed, vegetable oil, edible soybean oil and biodiesel, all of which may have a major impact on worldwide demand for soybeans. In addition, prices for soybeans are affected by governmental programs and policies regarding agriculture, including soybeans, specifically, and trade, fiscal and monetary issues, more generally.  Extrinsic factors also affect soybean prices such as crop yields, natural disasters, pestilence, wars and political and civil upheavals. The supply of soybeans is particularly sensitive to weather patterns such as floods, drought and freezing conditions, planting decisions, the price of fuel, seeds and fertilizers and the current and previous price of soybeans.  It is not possible to predict the aggregate effect of all or any combination of these factors.

•	Wheat

The price of wheat is affected by the global demand for and supply of wheat, but is also influenced from time to time by speculative actions and by currency exchange rates.  Demand for wheat is in part linked to the development of agricultural, industrial and energy uses for wheat including the use of wheat for the production of animal feed and bioethanol which may have a major impact on worldwide demand for wheat.  In addition, prices for wheat are affected by governmental and intergovernmental programs and policies regarding trade, agriculture, energy and fiscal and monetary issues, more generally.  Human consumption and alternative uses for wheat and other grains in manufacturing and other industries.  Wheat prices may also be influenced by or dependant on subsidies, tariffs, retail prices, social trends, lifestyle changes and market power.  Wheat prices are also affected by extrinsic factors such as natural disasters, pestilence, wars and political and civil upheavals.  The supply of wheat is particularly sensitive to weather patterns such as floods, drought and freezing conditions, planting decisions, the price of fuel, seeds and fertilizers and the current and previous price of wheat.  It is not possible to predict the aggregate effect of all or any combination of these factors.

•	Zinc

The price of zinc is affected by the global demand for and supply of zinc, but is also influenced from time to time by speculative actions and by currency exchange rates.  Demand for zinc is influenced by the level of global industrial economic activity.  An additional component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels.  The supply of zinc is also affected by current and previous price levels.

The primary exchange or organized market for trading of an Underlying Commodity has no obligation to consider your interests.

The primary exchange or organized market for trading of an Underlying Commodity is responsible for calculating the official settlement price or fixing level, as applicable, for the Underlying Commodity.  The primary exchange or organized market for trading may alter, discontinue or suspend calculation or dissemination of the official settlement price or fixing level, as applicable, for the Underlying Commodity.

Any of these actions could adversely affect the value of the securities.  The exchange or market has no obligation to consider your interests in calculating or revising the official settlement price or fixing level, as applicable, for the Underlying Commodity.

Commodity prices may change unpredictably, can be extremely volatile, and can affect the value of the securities in unforeseeable ways.

Fluctuations in commodity prices may have a material adverse effect on the value of the securities and your return on an investment in the securities.  Trading in commodities and commodity futures contracts is speculative and can be extremely volatile.  The prices of commodities can fluctuate rapidly and are affected by numerous factors, including: changes in supply and demand relationships, governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, general weather conditions, and trade, fiscal, monetary and exchange control policies.  Many commodities are also highly cyclical.  These factors, some of which are specific to the market for each such commodity, as discussed below, may cause the value of the different commodities to move in inconsistent directions at inconsistent rates. This, in turn, may affect the value of the securities. It is not possible to predict the aggregate effect of all or any combination of these factors.

Suspension or disruptions of market trading in the commodity and related futures markets may adversely affect the value of the securities.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention.  In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day.  These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.”  Once the limit price has been reached in a particular contract, no trades may be made at a different price.  Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices.  These circumstances could adversely affect the price of an Underlying Commodity, level of an Underlying Commodity Index or value of an Underlying Commodity Fund, as applicable, and, therefore, the value of the securities.

An Underlying Commodity Index or Target Index may be a rolling index, and future prices of the commodities that are different relative to their current prices may decrease the amount payable at maturity.

An Underlying Commodity Index or Target Index is comprised of commodity futures contracts.  Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity.  As the futures contracts that comprise the Underlying Commodity Index or Target Index approach expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in a later month (e.g., November). This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield” which might create a profit for the purchase of the contracts.  While certain commodities’ contracts included in an Underlying Commodity Index or Target Index may have historically exhibited consistent periods of backwardation, backwardation will likely not exist at all times with respect to any commodity. Certain commodities futures contracts included in an Underlying Commodity Index or Target Index may have historically traded in “contango” markets.  Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The absence of backwardation in the commodity markets could result in negative “roll yields,” which might create a loss for the purchase of the contracts and could adversely affect the value of the Underlying Commodity Index or Target Index. There can be no assurance, however, that backwardation or roll yields will exist in any particular commodity at any time during the term of the securities.

An Underlying Commodity Index or a Target Index comprised of commodity futures contracts may be an excess return index and not a total return index.

An Underlying Commodity Index or a commodity Target Index may be an excess return index and not a total return index.  An excess return index reflects the returns that are potentially available through an investment in the commodity futures contracts that comprise the index.  By contrast, a total return index, in addition to reflecting such returns, also reflects interest that could be earned on cash collateral.  An excess return index does not include this total return feature.  In addition, the term “excess return” is not intended to suggest that the performance of an excess return index at any time or the return on your securities will be positive or that such excess return index is designed to exceed a particular benchmark.

Risks Related to an Underlying Stock

There may be limited anti-dilution protection for securities linked to an Underlying Stock or Underlying Fund.

The calculation agent, RBSSI, which is our affiliate, will adjust the Final Value for certain events affecting the shares of an Underlying Stock or Underlying Fund, such as stock splits and other corporate actions. The calculation agent is not required to make an adjustment for every corporate action that affects the shares of an Underlying Stock or Underlying Fund.  For example, the calculation agent is not required to make any adjustments if an Underlying Company or anyone else makes a partial tender or partial exchange offer for shares of the Underlying Stock. If an event occurs that does not require the calculation agent to adjust the amount of shares of the Underlying Stock or Underlying Fund payable at maturity, the value of the securities may be materially and adversely affected.

For securities linked to the performance of ADSs, fluctuations in exchange rates will affect your investment.

There are significant risks related to an investment in a security that is linked to ADSs, which is quoted and traded in U.S. dollars, representing an ADS Underlying Stock that is quoted and traded in a foreign currency.  The ADSs, which are quoted and traded in U.S. dollars, may trade differently from the ADS Underlying Stock.  In recent years, exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control.  Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the securities. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the ADS Underlying Stock on non-U.S. securities markets and, as a result, may affect the market price of the ADSs, which may consequently affect the value of the securities.

For securities linked to the performance of ADSs, governmental actions or regulatory controls or taxes relating to exchange rates may affect your investment.

Foreign exchange rates can either float or be fixed by sovereign governments.  Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other.  However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies.  Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency.  These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders.  As a consequence, these government actions could adversely affect an investment in a security that is linked to ADSs, which is quoted and traded in U.S. dollars, representing an ADS Underlying Stock that is quoted and traded in a foreign currency.

We will not make any adjustment or change in the terms of the securities in the event that floating exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency.  You will bear those risks.

There are important differences between the rights of holders of ADSs and the rights of holders of the common stock of the foreign company underlying the ADSs.

If your security is linked to the performance of an ADS, you should be aware that your security is linked to the price of the ADSs and not the ADS Underlying Stock, and there exist important differences between the rights of holders of ADSs and the ADS Underlying Stock.  Each ADS is a security evidenced by American Depositary Receipts that represent a specified number of shares of common stock of a foreign issuer.  Generally, the ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of common stock of the foreign issuer.  For example, the foreign issuer may make distributions in respect of its common stock that are not passed on to the holders of its ADSs.  Any such differences between the rights of holders of the ADSs and holders of the ADS Underlying Stock may be significant and may materially and adversely affect the value of the securities.

In some circumstances, the payment you receive at maturity on the securities may be based on the common stock (or ADSs, as applicable) of another company and not an Underlying Stock.

Following certain corporate events, such as a merger or acquisition, relating to an Underlying Stock where the Underlying Company is not the surviving entity, the amount you receive at maturity may be based on the common stock of a successor to the Underlying Company or any cash or any other assets distributed to holders of the Underlying Stock in such corporate event.  The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the securities.  We describe the specific corporate events that can lead to these adjustments and the procedures for selecting Exchange Property (as described below) in the section of this product supplement called “Description of the Securities—Adjustment Events for Underlying Stocks and Underlying Funds.”

Risks Related to Underlying Funds Generally

The policies of the investment advisor for an Underlying Fund could affect the value of the securities.

The policies of the investment advisor concerning the calculation of an Underlying Fund’s net asset value, additions, deletions or substitutions of stocks, commodities or commodity futures contracts held by the Underlying Fund, and the manner in which changes affecting the stocks, commodities or commodity futures contracts held by the Underlying Fund are reflected in the net asset value of the Underlying Fund, could affect the market price of the shares of the Underlying Fund and, therefore, affect the value of the securities.  The value of the securities could also be affected if the investment advisor changes these policies, for example, by changing the manner in which it calculates the Underlying Fund’s net asset value, or if the investment advisor discontinues or suspends calculation or publication of the Underlying Fund’s net asset value, in which case it may become difficult to determine the value of the securities.

There are risks associated with the specific Underlying Fund to which your securities are linked.

An Underlying Fund may have limited operating history.  Even if the shares of an Underlying Fund are listed for trading and a number of similar products have been traded for varying periods of time on various securities exchanges, you cannot be certain that an active trading market will continue for the shares of the Underlying Fund or that there will be liquidity in the trading market.  The Underlying Fund is also subject to management risk, which is the risk that the investment strategy of the Underlying Fund’s investment advisor, the implementation of which is subject to a number of constraints, may not produce the intended results.  You should carefully consider the risks related to the Underlying Fund before investing in securities linked to it.

An Underlying Fund may not always be able exactly to replicate the performance of the Target Index.

It is possible that an Underlying Fund may not fully replicate the performance of the Target Index due to the temporary unavailability of certain index securities, commodities or commodity futures contracts in the secondary market or due to other extraordinary circumstances. In addition, an Underlying Fund is not able to replicate exactly the performance of the Target Index because the Target Index is a theoretical calculation while the Underlying Fund is an actual portfolio of stocks, commodities or commodity futures contracts.

The return of an Underlying Fund will be reduced by its expense ratio.

The return generated by an Underlying Fund will be reduced by its expenses and transaction costs, often referred to as its expense ratio, that are incurred in buying and selling shares, commodities or futures contracts held by the Underlying Fund.  Some exchange-traded funds will have higher expense ratios than others that replicate similar investment strategies.  You should note the expense ratio of the Underlying Fund when considering an investment in securities linked to it.  For securities linked to an Underlying Fund or to a Basket that includes an Underlying Fund, the expense ratio may adversely affect the value of the securities.

Risks Related to an Underlying Currency Pair

The securities are subject to currency exchange risk.

Fluctuations in the exchange rate of an Underlying Currency Pair will affect the value of the securities.  The exchange rate of an Underlying Currency Pair is the result of the supply of, and the demand for, those currencies, and the interaction of many factors that directly or indirectly affect the economic and political conditions in the countries relating to the Underlying Currency Pair, including economic and political developments in other countries.  Of particular importance to potential currency exchange risk are existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments and the extent of governmental surpluses or deficits in the countries relating to the Underlying Currency Pair. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries, including the countries relating to the Underlying Currency Pair and other countries important to international trade and finance.

An investment in the securities is not the same as a direct investment in any currency.

An investment in the securities is not the same as a direct investment in any currency.  This is due both to the method of calculating your payment at maturity and to the fact that the spot rate reflected in the Underlying Currency Pair is based on a single point in time and therefore does not necessarily reflect rates at which an actual transaction has occurred. Consequently, the return on the securities could be less than a direct investment in the Reference Currency relative to the Base Currency.

The liquidity, trading value and amounts payable under the securities could be affected by the actions of the governments of the originating nations of the currencies in the Underlying Currency Pair.

Foreign exchange rates can either be fixed by sovereign governments or floating.  Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the value of other currencies.  However, governments do not always allow their currencies to float freely in response to economic forces.  Governments use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the trading value of their respective currencies.  They may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency.  Thus, a special risk in purchasing the securities is that their liquidity, trading value and amounts payable could be affected by the actions of sovereign governments which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders.  Unless such an event constitutes a Market Disruption Event, there will be no adjustment or change in the terms of the securities in the event that floating exchange rates should become fixed, in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, in the event of the issuance of a replacement currency, or in the event of other developments affecting the currencies in the Underlying Currency Pair (except for the limited instance of the issuance of a replacement currency, as more fully described below in the section entitled “Description of the Securities—Discontinuation or Modification of the Underlying Market Measure—Underlying Currency Pairs”).

Global financial crisis can be expected to heighten currency exchange risks.

In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others with sudden and severely adverse consequences to the currencies of those regions.  In addition, governments around the world, including the United States government and governments the currencies of which are major world currencies, have recently made, and may be expected to continue to make, significant interventions in their economies, and sometimes directly in their currencies.  Such interventions affect currency exchange rates globally and, in particular, the exchange rates of the currencies within the Underlying Currency Pair.  Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the value of the securities.

Even though the currencies comprising an Underlying Currency Pair are traded around-the-clock, the securities will not be so traded.

The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for the securities, if any trading market develops, will not conform to the hours during which the currencies comprising an Underlying Currency Pair are traded. To the extent that U.S. markets are closed while markets for other currencies remain open, significant price and rate movements may take place in the foreign exchange markets that will not be reflected immediately in the price of the securities. The possibility of these movements should be taken into account in relating the value of the securities to those in the U.S. foreign exchange markets.

The absence of last-sale and other information about the currencies in the Underlying Currency Pair may affect the value of the securities.

There is no systematic reporting of last-sale information for foreign currencies.  Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the exchange rates used to calculate the Reference Return and therefore the Payment at Maturity, if any, and the value of the securities. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

In addition, certain relevant information relating to the originating countries of the currencies in the Underlying Currency Pair may not be as well known or as rapidly or thoroughly reported in the United States as comparable United States developments.  Prospective purchasers of the securities should be aware of the possible lack of availability of important information that can affect the value of the currencies in the Underlying Currency Pair and must be prepared to make special efforts to obtain that information on a timely basis.

Suspension or disruptions of market trading in currencies comprising the Underlying Currency Pair may adversely affect the value of the securities.

The currencies markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets, and the participation of speculators.  These circumstances could adversely affect the Underlying Currency Pair and, therefore, the value of the securities.

Risks Related to a Basket

The Basket Components may not be equally weighted.

The Basket Components may have a different weight in determining the return of the Basket, depending on the component weight specified in the applicable pricing supplement.  For example, the applicable pricing supplement may specify that the component weight for Component A, Component B and Component C are 50%, 30% and 20%, respectively.  One consequence of such an unequal weighting of the Basket Components is that the same percentage change in the component return of two of the Basket Components may have different effects on the Reference Return.  For example, if the component weight for the Component A is greater than the component weight for Component B, a 5% decrease in Component A will have a greater effect on the Reference Return than a 5% decrease in Component B.

Changes in the value of the Basket Components may offset each other.

Price movements in the Basket Components may not correlate with each other.  At a time when the value of one or more of the Basket Components increases, the value of the other Basket Components may not increase as much or may even decline.  Therefore, in calculating the Reference Return, increases in the value of one or more of the Basket Components may be moderated, or more than offset, by lesser increases or declines in the value of the other Basket Components, particularly if the Basket Components that appreciate are of relatively low weight in the Basket.  You assume the risk that the Reference Return may not be positive, which means that you may lose some or all of your investment in the securities if the Reference Return is negative.

You may not be able to rely on the Basket as a means of diversification in the equity, commodity or currency markets.  For example, if one Basket Component is more heavily weighted than other Basket Components or if Basket Components representing one industry are more heavily weighted than other Basket Components, the Basket may be particularly sensitive to the performance of such Basket Component or such industry.  In this situation, your return may be adversely affected by a decline in one or more Basket Components and, you may lose some or all of your investment in the securities.

If the Basket Components are from the same industry or sector, prices may correlate with each other.

If all of the Basket Components are from the same industry or sector, it is often, but not always, the case that prices of stocks in the same industry or sector may move up or down in a similar pattern due to macroeconomic factors affecting that industry or sector. This phenomenon is referred to as “correlation.” For example, a Basket of ten Underlying Stocks in the same industry or sector is likely to result in correlation between the ten Underlying Stocks, and it is possible that correlation will be detrimental to you since the prices of all ten Underlying Stocks may decline at the same time. This is impossible to predict.

Other risks related to the applicable Underlying Market Measure.

The applicable pricing supplement may set forth additional risk factors applicable to the Underlying Market Measure to which your securities are linked.  You should review these risks before purchasing the securities.

PUBLIC INFORMATION REGARDING AN UNDERLYING STOCK OR UNDERLYING FUND

In the applicable pricing supplement, we will provide summary information regarding an Underlying Company or Underlying Fund, as applicable, based on its publicly available documents. We take no responsibility for the accuracy or completeness of such information.

The shares of an Underlying Company or Underlying Fund are registered under the Exchange Act.  Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the SEC.  In addition, registered investment companies that manage exchange-traded funds are required to provide or file periodically certain financial and other information specified by the SEC pursuant to the Exchange Act and the Investment Company Act of 1940, as amended.  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  Copies of this material can also be obtained from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC by an Underlying Company or Underlying Fund, as applicable, pursuant to the Exchange Act can be located by reference to the relevant SEC file number for such Underlying Company or Underlying Fund, as applicable.

In addition, information regarding an Underlying Company or Underlying Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such reports.

This product supplement and the applicable pricing supplement relate only to the securities offered by us and do not relate to any Underlying Stock or other securities of an Underlying Company or to an Underlying Fund.  We will derive all disclosures contained in the applicable pricing supplement regarding an Underlying Company or Underlying Fund from the publicly available documents described above. Neither we nor RBSSI have participated in the preparation of such documents or made any due diligence inquiry with respect to any Underlying Company or Underlying Fund in connection with the offering of the securities. Neither we nor RBSSI make any representation that such publicly available documents or any other publicly available information regarding an Underlying Company or Underlying Fund are accurate or complete. Furthermore, neither we nor RBSSI can give any assurance that all events occurring prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of an Underlying Stock or shares of an Underlying Fund (and therefore the initial price) have been publicly disclosed by the Underlying Company or Underlying Fund. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning an Underlying Company or Underlying Fund could affect the payment, if any, you will receive on the maturity date with respect to the securities and therefore the value of the securities.

Neither we nor RBSSI nor any of our affiliates makes any representation to you as to the performance of any Underlying Stock or Underlying Fund.

We and/or our affiliates may presently or from time to time engage in business with an Underlying Company, an Underlying Fund or the issuers of the securities, stocks or underlying assets comprising an Underlying Fund, as applicable, including extending loans to, or making equity investments in, or providing advisory services to such companies, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to such companies and, in addition, one or more of our affiliates may publish research reports with respect to such companies. Neither we nor any of our affiliates undertakes to disclose any non-public information with respect to such companies to you.  The statements in the two preceding sentences are not intended to affect the rights of holders of the securities under the securities laws.  As a prospective purchaser of a security, you should undertake such independent investigation of the Underlying Company or Underlying Fund as in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

USE OF PROCEEDS; HEDGING

The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or one or more of our affiliates to hedge our obligations under the securities.  The cost of hedging includes the projected profit that we or our affiliates expect to realize in consideration for assuming the risks inherent in managing the hedging transactions.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

From time to time after issuance and prior to the maturity of any securities, depending on market conditions (including the value of the Underlying Market Measure), in connection with hedging certain of the risks associated with the securities, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the Underlying Market Measure or any underlying asset comprising the Underlying Market Measure.  In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future.  Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time.  Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

DESCRIPTION OF THE SECURITIES

General

In this section, references to “holders” mean those who own the securities registered in their own names, on the books that we or the securities administrator maintain for this purpose, and not those who own beneficial interests in the securities registered in street name or in the securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary.  Owners of beneficial interests in the securities should read the section “—Forms of Securities” below and “Forms of Securities” in the accompanying prospectus dated April 2, 2010.

The securities are debt securities as described in the prospectus which also contains a detailed summary of additional provisions of the securities and of the indenture, dated as of September 15, 2006, as amended, among us, Wilmington Trust Company, as trustee, Citibank, N.A., as securities administrator, and RBS Holdings, as guarantor, under which the securities will be issued (the “indenture”).  The following description of the securities supplements the description of the indenture and the general terms and provisions of the debt securities set forth under the heading “Description of Debt Securities” in the accompanying prospectus. These documents should be read in connection with the applicable pricing supplement.

The aggregate principal amount of each series of the securities will be set forth in the applicable pricing supplement. The securities will mature on the date set forth in the applicable pricing supplement.

The securities are not principal protected.

Prior to the applicable maturity date, the securities are not redeemable at our option or repayable at the option of any holder. The securities are not subject to any sinking fund.

The CUSIP number for each series of the securities will be set forth in the applicable pricing supplement. You may transfer the securities only in whole denominations.

Interest

We will not make any interest payments during the term of the securities.

Denomination

We will offer the securities in denominations of the Original Offering Price or in integral multiples thereof.  Any securities issued in the future may be issued at a price higher or less than the stated principal amount, based on the indicative value of the securities at that time.  However, regardless of the issue price of any securities, the stated principal amount or par value of all securities will be the Original Offering Price or in integral multiples thereof.

Ranking

The securities will constitute our unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations save for those preferred by mandatory provision of law.  The indenture does not limit the amount of additional indebtedness that we may incur.

Guarantee

RBS Holdings N.V., which we refer to as RBS Holdings, will fully and unconditionally guarantee payment in full to the holders of the securities.  The guarantee is set forth in, and forms a part of, the indenture under which the securities will be issued.  If, for any reason, we do not make any required payment in respect of the securities when due, RBS Holdings, as the guarantor thereof, will cause the payment to be made to or to the order of the trustee.  The holder of the guaranteed security may sue the guarantor to enforce its rights under the guarantee without first suing us or any other person or entity.  The guarantees will constitute RBS Holdings’ unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all RBS Holdings’ other present and future unsecured and unsubordinated obligations.

Listing

Unless provided for in the applicable pricing supplement, the securities will not be listed on any securities exchange or quotation system.

Payment at Maturity

At maturity, subject to our credit risk as issuer of the securities, and the credit risk of RBS Holdings, as the guarantor of our obligations under the securities, and unless the applicable pricing supplement provides otherwise, you will be entitled to receive a Payment at Maturity per security that you hold, denominated in U.S. dollars.

Unless the applicable pricing supplement provides otherwise, the Payment at Maturity that you will be entitled to receive will be calculated as described below.

In the case of securities other than bear securities, the Payment at Maturity will be calculated as follows:

•
Unless a Maximum Payment per Security and/or Capped Return are specified in the applicable pricing supplement, if the Final Value is greater than the Initial Value, then the Payment at Maturity will equal:

Original Offering Price + (Original Offering Price × Participation Rate × Reference Return)

“Reference Return” measures the increase or decrease in the value of the Underlying Market Measure from the Initial Value to the Final Value and, for securities other than bear securities,

(a)	the Reference Return (expressed as a percentage) for any Underlying Market Measure (other than the Underlying Currency Pair) will be equal to:

Final Value – Initial Value
Initial Value

(b)	the Reference Return (expressed as a percentage) for the Underlying Currency Pair will be determined by the calculation agent using one of the following formulas:

(1)	Final Value – Initial Value Initial Value	;

(2)	Final Value – Initial Value Final Value	;

(3)	Initial Value – Final Value Initial Value	; or

(4)	Initial Value – Final Value Initial Value	.

The applicable formula will depend upon market convention for quoting the actual exchange rate of the Reference Currency and the Base Currency, and the terms of the applicable securities and will be set forth in the applicable pricing supplement.  Unless otherwise set forth in the applicable pricing supplement, the formulas in (1) and (2) above will result in the Reference Return being negative when the value of the Reference Currency appreciates relative to the Base Currency, and being positive when the value of the Reference Currency depreciates relative to the Base Currency.  Unless otherwise set forth in the applicable pricing supplement, the formulas in (3) and (4) above will result in the Reference Return being positive when the value of the Reference Currency appreciates relative to the Base Currency, and being negative when the value of the Reference Currency depreciates relative to the Base Currency.

If provided for in the applicable pricing supplement, your securities may be Capped Enhanced Participation Notes, in which case the Payment at Maturity will not exceed a specified dollar amount (the “Maximum Payment per Security”), the return on your investment at maturity will not exceed a specified return over the Original Offering Price (the “Capped Return”), and the Maximum Payment per Security and Capped Return will be as specified in the pricing supplement.  The Payment at Maturity for Capped Enhanced Participation Notes will equal the lesser of:

(a)	Original Offering Price + (Original Offering Price × Participation Rate × Reference Return); and

(b)	Original Offering Price + (Original Offering Price × Capped Return)

•	If the Final Value is equal to the Initial Value, then the Payment at Maturity will equal the Original Offering Price.

•	If the Final Value is less than the Initial Value and no buffer applies to your securities, then the Payment at Maturity will equal:

Original Offering Price + (Original Offering Price × Reference Return)

•
If a Fixed Buffer applies to your securities, and the Final Value is less than the Initial Value but is equal to or greater than the Buffer Value (that is, the Underlying Market Measure has decreased from the Initial Value to the Final Value by a percentage that is equal to or less than the Buffer Amount), then the Payment at Maturity will equal the Original Offering Price.  If a Fixed Buffer applies to your securities, and the Final Value is less than the Buffer Value (that is, the Underlying Market Measure has decreased from the Initial Value to the Final Value by a percentage that is more than the Buffer Amount), then the Payment at Maturity will equal:

Original Offering Price + [Original Offering Price × (Reference Return + Buffer Amount)]

For securities with a Fixed Buffer, the “Buffer Amount” represents the percentage decrease from the Initial Value to the Buffer Value.

•
If a Contingent Buffer applies to your securities and a Knock-Out Event has not occurred, and the Final Value is less than the Initial Value, then the Payment at Maturity will equal the Original Offering Price.  If a Contingent Buffer applies to your securities and a Knock-Out Event has occurred, and the Final Value is less than the Initial Value, then the Payment at Maturity will equal:

Original Offering Price + (Original Offering Price × Reference Return)

A “Knock-Out Event” occurs if the closing value of the Underlying Market Measure is equal to or less than the Buffer Value (in other words, the closing value of the Underlying Market Measure has decreased from the Initial Value by a percentage that is equal to or greater than the Buffer Amount) on any applicable Monitoring Day(s) or during the Monitoring Period.

In the case of bear securities, the Payment at Maturity will be calculated as follows:

•
Unless a Maximum Payment per Security and/or Capped Return are specified in the applicable pricing supplement, if the Final Value is less than the Initial Value, then the Payment at Maturity will equal:

Original Offering Price + (Original Offering Price × Participation Rate × Reference Return)

“Reference Return” for any Underlying Market Measure (other than the Underlying Currency Pair) measures the increase or decrease in the value of the Underlying Market Measure from the Initial Value to the Final Value and, for bear securities,

(a)	the Reference Return (expressed as a percentage) for any Underlying Market Measure (other than the Underlying Currency Pair) will be equal to:

Initial Value – Final Value
Initial Value

(b)	the Reference Return (expressed as a percentage) for the Underlying Currency Pair will be determined by the calculation agent using one of the following formulas:

(1)	Initial Value – Final Value Initial Value	;

(2)	Initial Value – Final Value Final Value	;

(3)	Final Value – Initial Value Initial Value	; or

(4)	Final Value – Initial Value Final Value	.

The applicable formula will depend upon market convention for quoting the actual exchange rate of the Reference Currency and the Base Currency, and the terms of the applicable securities and will be set forth in the applicable pricing supplement.  Unless otherwise set forth in the applicable pricing supplement, the formulas in (1) and (2) above will result in the Reference Return being negative when the value of the Reference Currency appreciates relative to the Base Currency, and being positive when the value of the Reference Currency depreciates relative to the Base Currency.  Unless otherwise set forth in the applicable pricing supplement, the formulas in (3) and (4) above will result in the Reference Return being positive when the value of the Reference Currency appreciates relative to the Base Currency, and being negative when the value of the Reference Currency depreciates relative to the Base Currency.

If provided for in the applicable pricing supplement, your bear securities may be Capped Enhanced Participation Notes, in which case the Payment at Maturity will not exceed the Maximum Payment per Security, the return on your investment at maturity will not exceed the Capped Return, and the Maximum Payment per Security and Capped Return will be as specified in the pricing supplement.  The Payment at Maturity for Capped Enhanced Participation Notes will equal the lesser of:

(a) Original Offering Price + (Original Offering Price × Participation Rate × Reference Return); and

(b) Original Offering Price + (Original Offering Price × Capped Return)

•	If the Final Value is equal to the Initial Value, then the Payment at Maturity will equal the Original Offering Price.

•	If the Final Value is greater than the Initial Value and no buffer applies to your securities, then the Payment at Maturity will equal:

Original Offering Price + (Original Offering Price × Reference Return)

•
If a Fixed Buffer applies to your securities, and the Final Value is greater than the Initial Value but is equal to or less than the Buffer Value (that is, the Underlying Market Measure has increased from the Initial Value to the Final Value by a percentage that is equal to or less than the Buffer Amount), then the Payment at Maturity will equal the Original Offering Price.  If a Fixed Buffer applies to your securities, and the Final Value is greater than the Buffer Value (that is, the Underlying Market Measure has increased from the Initial Value to the Final Value by a percentage that is more than the Buffer Amount), then the Payment at Maturity will equal:

Original Offering Price + [Original Offering Price × (Reference Return + Buffer Amount)]

For bear securities with a Fixed Buffer, the “Buffer Amount” represents the percentage increase from the Initial Value to the Buffer Value.

•
If a Contingent Buffer applies to your securities and a Knock-Out Event has not occurred, and the Final Value is greater than the Initial Value, then the Payment at Maturity will equal the Original Offering Price.  If a Contingent Buffer applies to your securities and a Knock-Out Event has occurred, and the Final Value is greater than the Initial Value, then the Payment at Maturity will equal:

Original Offering Price + (Original Offering Price × Reference Return)

A “Knock-Out Event,” with respect to bear securities, occurs if the closing value of the Underlying Market Measure is equal to or greater than the Buffer Value (in other words, the closing value of the Underlying Market Measure has increased from the Initial Value by a percentage that is equal to or greater than the Buffer Amount) on any applicable Monitoring Day(s) or during the Monitoring Period.

The “Participation Rate” represents the extent to which the upside performance of the securities is affected by the increase (or, in the case of bear securities, decrease) in the value of the Underlying Market Measure.  The Participation Rate may be equal to or greater than 100%, and will be set forth in the applicable pricing supplement.  If the applicable pricing supplement specifies that the Participation Rate is 100%, your investment in the securities will expose you to any increase (or, in the case of bear securities, decrease) in the value of the Underlying Market Measure on a one-to-one basis.

The Initial Value and the Final Value

When we refer to the value of the Underlying Market Measure in this product supplement, we mean the level of an index, price of the shares of common stock of an issuer, price of the shares of an exchange-traded fund, the currency exchange rate for specific currencies, or rate of a statistical measure of economic or financial performance, in each case, as specified in the applicable pricing supplement.

Initial Value

Underlying Stocks, Underlying Equity Indices, Underlying Funds and Underlying Currency Pairs

Unless otherwise specified in the applicable pricing supplement, the “Initial Value” for an Underlying Market Measure that is one or more Underlying Stocks, Underlying Equity Indices, Underlying Funds or Underlying Currency Pairs, will equal the closing level of the Underlying Equity Index, the closing price of the Underlying Stock or shares of the Underlying Fund or, for the Underlying Currency Pair, the currency exchange rate of the Reference Currency relative to the Base Currency, at a specific time on the pricing date and, in each case, as determined by the calculation agent.

The “closing price” per share of an Underlying Stock or an Underlying Fund on a given day means:

(a)
If the Underlying Market Measure is listed or admitted to trading on a national securities exchange in the United States that is registered under the Exchange Act (“registered national securities exchange”), the last reported sale price, regular way, on that day on the principal registered national securities exchange on which that security is listed or admitted to trading (without taking into account any extended or after-hours trading session).  If the last reported sale price is not available pursuant to the preceding sentence, then the “closing price” means the last reported sale price of the principal trading session on the OTC Bulletin Board Service (including its successor, if any, the “OTC Bulletin Board”) operated by the FINRA on that day.

(b)
If the Underlying Market Measure is not listed or admitted to trading on a registered national securities exchange, but is included in the OTC Bulletin Board, the last reported sale price of the principal trading session on the OTC Bulletin Board on that day.

(c)
If a Market Disruption Event (as defined below) occurs with respect to such Underlying Stock or shares of such Underlying Fund, or if the last reported sale price is not available pursuant to paragraph (a) or (b) above, then the “closing price” means the arithmetic mean, as determined by the calculation agent, of the bid prices on that day from as many dealers in such Underlying Stock or shares of such Underlying Fund, but not exceeding three, as will make such bid prices available to the calculation agent on that day.  Bids of RBS Securities Inc. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  If no bid prices are provided from any third party dealers, the closing price will be determined by the calculation agent in its sole discretion, acting in good faith, taking into account any information that it deems relevant.

Underlying Commodities and Underlying Commodity Indices

Unless otherwise specified in the applicable pricing supplement, the “Initial Value” for an Underlying Market Measure that are Underlying Commodities or one or more Underlying Commodity Indices, will equal the price or value of the Underlying Commodity or the closing level of the Underlying Commodity Index on the pricing date, as determined by the calculation agent; provided that if a Market Disruption Event (as defined below) occurs or is continuing on the pricing date, the calculation agent will establish a starting value for the Underlying Market Measure (the “Preliminary Value”) and the “Initial Value” for the Underlying Market Measure using the following methodology:

(a)	With respect to each commodity or futures contract, the value of which is tracked by the Underlying Market Measure and which is not affected by a Market Disruption Event (an

“Unaffected Commodity Component”), both the Preliminary Value and the Initial Value will be based on the exchange published settlement price of such Unaffected Commodity Component on the pricing date.

(b)
With respect to each commodity or futures contract, the value of which is tracked by the Underlying Market Measure and which is affected by a Market Disruption Event (an “Affected Commodity Component”):

(1)
The calculation agent will establish the Preliminary Value on the pricing date based on (i) the above-referenced settlement price of each Unaffected Commodity Component and (ii) the last exchange published settlement price for each Affected Commodity Component on the pricing date.

(2)
The calculation agent will adjust the Preliminary Value for purposes of determining the Initial Value based on the exchange published settlement price of each Affected Commodity Component on the first Market Measure Business Day following the pricing date on which no Market Disruption Event has occurred or is continuing with respect to such Affected Commodity Component. In the event that a Market Disruption Event has occurred or is continuing with respect to any Affected Commodity Component on the first and second scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the close of business in New York City on the second scheduled Market Measure Business Day following the pricing date) will estimate the price of such Affected Commodity Component used to determine the Initial Value in a manner that the calculation agent considers commercially reasonable under the circumstances.

(3)
The final pricing supplement will set forth the Preliminary Value, a brief statement of the facts relating to the establishment of the Preliminary Value (including a description of the relevant Market Disruption Event(s)), and the Initial Value.

The calculation agent will determine the Preliminary Value by reference to the exchange published settlement prices or other prices determined in clauses (a) and (b) above using the then current method for calculating the Underlying Market Measure. The exchange on which a commodity or futures contract, the value of which is tracked by the Underlying Market Measure, is traded for purposes of the above definition means the exchange used to value such commodity or contract for the calculation of the Underlying Market Measure.

Basket

Unless otherwise specified in the applicable pricing supplement, the “Initial Value” for an Underlying Market Measure that is a Basket, will be equal to 100.  See “—Baskets” below.

Final Value

Underlying Equity Indices and Underlying Currency Pairs

Unless otherwise specified in the applicable pricing supplement, the “Final Value” for an Underlying Market Measure that is one or more Underlying Equity Indices or Underlying Currency Pairs will equal the closing level of the Underlying Equity Index or, for the Underlying Currency Pair, the currency exchange rate of the Reference Currency relative to the Base Currency, at a specific time on the valuation date (as defined below), as determined by the calculation agent, subject to the terms and provisions which we describe in “—Market Disruption Events” and “—Discontinuation or Modification of the Underlying Market Measure” below.

Underlying Commodities and Underlying Commodity Indices

Unless otherwise specified in the applicable pricing supplement, the “Final Value” for an Underlying Market Measure that are Underlying Commodities or one or more Underlying Commodity Indices will equal the price or value of the Underlying Commodity or the closing level of the Underlying Commodity Index on the valuation date, as determined by the calculation agent; provided that if a Market Disruption Event (as defined in “—Market Disruption Events” below) occurs or is continuing on the valuation date or if the scheduled valuation date is determined by the calculation agent not to be a Market Measure Business Day, then the calculation agent will establish the Final Value, subject to the terms and provisions which we describe in “—Discontinuation or Modification of the Underlying Market Measure” below, as follows:

•
If the calculation agent determines that a Market Disruption Event has occurred or is continuing on the valuation date, the Final Value will be determined by the calculation agent using the “Final Value Commodity-Based Underlying Market Measure Disruption Calculation” below.

•
If the calculation agent determines that the scheduled valuation date is not a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration or otherwise, the valuation date for such Underlying Market Measure will be the immediately succeeding Market Measure Business Day; provided that (i) if a Market Disruption Event occurs or is continuing on such immediately succeeding Market Measure Business Day, the Final Value will be determined by the calculation agent using the “Final Value Commodity-Based Underlying Market Measure Disruption Calculation” below, and (ii) in no event will the valuation date be postponed more than five (5) business days beyond the original valuation date.  If there is no Market Measure Business Day from and including the original valuation date through and including the fifth business day after the original valuation date, the Final Value will be determined (or, if not determinable, estimated) by the calculation agent in good faith and in a manner which the calculation agent considers commercially reasonable under the circumstances on the fifth business day after the original valuation date, regardless of any occurrence or continuance of any Market Disruption Event on such date.

For securities linked to Underlying Commodities or one or more Underlying Commodity Indices, if the calculation agent determines that a Market Disruption Event has occurred or is continuing on the valuation date, the closing value of the Underlying Market Measure, and thus the Final Value will be determined by the calculation agent using the following “Final Value Commodity-Based Underlying Market Measure Disruption Calculation”:

(1)
With respect to each commodity or futures contract, the price of which is tracked by the Underlying Market Measure and which is not affected by the Market Disruption Event, the closing value will be based on the exchange published settlement price of each such commodity or contract on the original valuation date.

(2)
With respect to each commodity or futures contract, the price of which is tracked by the Underlying Market Measure and which is affected by the Market Disruption Event, the closing value will be based on the exchange published settlement price of each such commodity or contract on the first Market Measure Business Day following the original valuation date on which no Market Disruption Event has occurred or is continuing with respect to such commodity or contract. In the event that a Market Disruption Event occurs or is continuing with respect to any commodity or futures contract, the price of which is tracked by the Underlying Market Measure, on the original valuation date and on each day to and including the fifth business day after the original valuation date, the price of such commodity or contract used to determine the closing value will be determined (or, if not determinable, estimated) by the calculation agent in good faith and in a manner which the calculation agent considers commercially reasonable under the circumstances on the fifth business day after the original valuation date.

(3)	The calculation agent will determine the closing value by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above using the then current method for calculating the Underlying Market Measure. The exchange on which a commodity or futures contract, the price of which is tracked by the Underlying Market Measure, is traded for purposes of the foregoing definition means the exchange used to value such commodity or contract for the calculation of the Underlying Market Measure.

Underlying Stocks and Underlying Funds

Unless otherwise specified in the applicable pricing supplement, the “Final Value” for an Underlying Market Measure that is one or more Underlying Stocks or Underlying Funds will equal the closing price of the Underlying Stock or shares of the Underlying Fund on the valuation date, as determined by the calculation agent, multiplied by the Adjustment Factor, subject to the terms and provisions which we describe in “—Market Disruption Events” and “—Discontinuation or Modification of the Underlying Market Measure.”  With respect to the Underlying Stock or Underlying Fund, the “Adjustment Factor” will be set initially at 1.0, but will be subject to adjustment upon the occurrence of certain corporate events affecting such Underlying Stock or Underlying Fund.  See “—Adjustment Events for Underlying Stocks and Underlying Funds” below.

Basket

Unless otherwise specified in the applicable pricing supplement, the “Final Value” for an Underlying Market Measure that is a Basket, will be the value of the Basket determined by the calculation agent on the valuation date as set forth in the section “—Baskets—Computation of the Basket.”  The closing value of each Basket Component will be determined by the calculation agent in accordance with the provisions applicable to such Basket Component (i.e., whether the Basket Component is the Underlying Equity Index, Underlying Currency Pair, Underlying Commodity, Underlying Commodity Index, Underlying Stock or Underlying Fund), as set forth above.

A “valuation date” means the single Market Measure Business Day (as defined below) on which the Final Value will be calculated, as specified in the applicable pricing supplement; provided that, other than with respect to Underlying Commodities or one or more Underlying Commodity Indices, (i) if a Market Disruption Event has occurred or is continuing on such Market Measure Business Day or (ii) if the scheduled valuation date is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration or otherwise, the valuation date for such Underlying Market Measure will be the immediately succeeding Market Measure Business Day where no Market Disruption Event has occurred or is continuing; provided further that the valuation date will not be postponed more than five (5) business days beyond the original valuation date.  If there is no Market Measure Business Day on which no Market Disruption Event has occurred or is continuing from and including the original valuation date through and including the fifth business day after the original valuation date, the Final Value will be determined (or, if not determinable, estimated) by the calculation agent in good faith and in a manner which the calculation agent considers commercially reasonable under the circumstances on the fifth business day after the original valuation date, regardless of any occurrence or continuance of any Market Disruption Event on such date.  With respect to securities linked to Underlying Commodities or one or more Underlying Commodity Indices, (i) if a Market Disruption Event has occurred or is continuing on such Market Measure Business Day or (ii) if the scheduled valuation date is determined by the calculation agent not to be a Market Measure Business Day, the Final Value will be determined as described above under “Description of the Securities—The Initial Value and the Final Value—Final Value—Underlying Commodities and Underlying Commodity Indices.”

The “maturity date” will be as specified in the applicable pricing supplement.  If the scheduled maturity date (as specified in the applicable pricing supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date.  If, due to a Market Disruption Event or otherwise, as described above, the valuation date is postponed so that it falls less than three (3) business days prior to the scheduled maturity date, the maturity date will be the third business day following that valuation date, as postponed, unless otherwise specified in the applicable pricing supplement.  We describe Market Disruption Events under “—Market Disruption Events” below.

Unless otherwise specified in the applicable pricing supplement, a “business day” means any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law, executive order or governmental decree to be closed.

Unless otherwise specified in the applicable pricing supplement, a “Market Measure Business Day” means:

(a)
With respect to an Underlying Equity Index, a day on which (1) the New York Stock Exchange (the “NYSE”) and The NASDAQ Stock Market, or their successors, are open for trading and (2) the relevant Underlying Equity Index or any successor thereto is calculated and published.

(b)
With respect to an Underlying Commodity Index, a day, as determined by the calculation agent, on which (1) the primary exchange or organized market for trading for all commodities and commodity contracts included in such Underlying Commodity Index are open for trading and (2) the relevant Underlying Commodity Index or any successor thereto is calculated and published.

(c)
With respect to an Underlying Commodity, a day, as determined by the calculation agent, on which the primary exchange or organized market for trading of the applicable Underlying Commodity is open for trading during its regular trading session.

(d)
With respect to an Underlying Stock or Underlying Fund, a day, as determined by the calculation agent, on which trading is generally conducted on the primary exchange or organized market for trading of such Underlying Stock or shares of such Underlying Fund.

(e)
With respect to an Underlying Currency Pair, a day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close (including for dealings in foreign exchange in accordance with the practice of the foreign exchange market) in New York City and the principal financial centers for such Underlying Currency Pair, as specified in the applicable pricing supplement.

Fixed Buffer and Contingent Buffer

If a fixed buffer (“Fixed Buffer”) applies to your securities, your investment will be protected against a modest decrease (or, in the case of bear securities, increase) in the value of the Underlying Market Measure up to the specified Buffer Amount.  A Fixed Buffer will not protect you from all movements in the Underlying Market Measure.  In particular, if the Final Value is less than (or, in the case of bear securities, greater than) the Buffer Value (in other words, the Final Value is less than (or, in the case of bear securities, greater than) the Initial Value by a percentage greater than the Buffer Amount), you will lose some or a significant portion of your investment.

If a contingent buffer (“Contingent Buffer”) applies to your securities, your securities will be protected against a decrease (or, in the case of bear securities, increase) in the value of the Underlying Market Measure only if the closing value of the Underlying Market Measure has not been equal to or less than (or, in the case of bear securities, equal to or greater than) the Buffer Value on any applicable Monitoring Day(s) or during the Monitoring Period, as applicable.  In other words, a Contingent Buffer offers a protection against a decrease (or, in the case of bear securities, an increase) in the value of the Underlying Market Measure only if the magnitude of such decrease (or, in the case of bear securities, the magnitude of such increase) is less than the specified Buffer Amount on any applicable Monitoring Day(s) or during the Monitoring Period, as applicable.  If the closing value of the Underlying Market Measure is equal to or less than (or, in the case of bear securities, equal to or greater than) the Buffer Value during any applicable Monitoring Day(s) or during the Monitoring Period (that is, the closing value of the Underlying Market Measure has decreased from (or, in the case of bear securities, increased from) the Initial Value by a percentage that is equal to or greater than the Buffer Amount), which would result in the occurrence of a Knock-Out Event, your investment in the securities will no longer be protected by any buffer, and you will be exposed to the full downside movement (or, in the case of bear securities, upside movement) in the value of the Underlying Market Measure similar to securities for which no buffer applies.

The applicable “Monitoring Day” (or “Monitoring Days”) or the duration of the “Monitoring Period” will be as specified in the applicable pricing supplement.  For example, the applicable pricing supplement may specify that the Monitoring Period consists of each Market Measure Business Day from the pricing date to and including the valuation date.  The applicable pricing supplement may also specify that the Monitoring Day will be the valuation date.  Alternatively, the applicable pricing supplement may specify that the Monitoring Days consist of the last calendar day of each month, commencing and ending on specified dates, or may specify weekly or monthly specified day(s) during a week or month.

Unless otherwise specified in the applicable pricing supplement, the calculation agent will determine whether a Knock-Out Event has occurred.  Unless otherwise provided in the applicable pricing supplement, if any day within a Monitoring Period is not a Market Measure Business Day, or if a Market Disruption Event occurs or is continuing on a Market Measure Business Day within a Monitoring Period, that day will be ignored for purposes of determining whether a Knock-Out Event will have occurred.    Unless otherwise provided in the applicable pricing supplement, if any specified Monitoring Day is not a Market Measure Business Day, or if a Market Disruption Event occurs or is continuing on that Monitoring Day, the impacted Monitoring Day will be postponed to the immediately succeeding Market Measure Business Day on which no Market Disruption Event has occurred or is continuing; provided that the impacted Monitoring Day will not be postponed more than five (5) business days beyond the original impacted Monitoring Day.  If there is no Market Measure Business Day on which no Market Disruption Event has occurred or is continuing from and including the original impacted Monitoring Day through and including the fifth business day after the original impacted Monitoring Day, the Final Value will be determined (or, if not determinable, estimated) by the calculation agent in good faith and in a manner which the calculation agent considers commercially reasonable under the circumstances on the fifth business day after the original impacted Monitoring Day, regardless of any occurrence or continuance of any Market Disruption Event on such date.

Market Disruption Events

Underlying Equity Index

With respect to an Underlying Equity Index, a “Market Disruption Event” means, unless otherwise specified in the applicable pricing supplement, one or more of the following events, as determined by the calculation agent in its sole discretion:

(a)
any suspension or absence of, or material limitation imposed on, trading by the primary exchange or quotation system in the securities or futures or options contracts that reference securities then comprising 20% or more of the level of the Underlying Equity Index, whether by reason of movements in price exceeding limits permitted by the primary exchange or quotation system therefor or otherwise;

(b)
any event (other than an event described in clause (a) above or clause (c) below) that disrupts or impairs the ability of market participants in general to effect transactions in or obtain market values for the securities or futures or options contracts that reference securities then comprising 20% or more of the level of the Underlying Equity Index on the primary exchange or quotation system therefor, or on any other exchange or quotation system; or

(c)
the closure on any Market Measure Business Day of the primary exchange or quotation system for the securities or futures or options contracts that reference securities then comprising 20% or more of the level of the Underlying Equity Index prior to its scheduled closing time unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of (A) the actual closing time for the regular trading session on such exchange or quotation system on such trading day and (B) the submission deadline for orders to be entered into such exchange or quotation system for execution on such Market Measure Business Day.

For purposes of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Underlying Equity Index is suspended or materially limited at that time, or there occurs or is continuing an event that disrupts or impairs the ability of market participants in general to effect transactions in or obtain market values for such security, then the relevant percentage contribution of that security to the level of the Underlying Equity Index will be based on a comparison of (a) the portion of the level of the Underlying Equity Index attributable to that security relative to (b) the overall level of the Underlying Equity Index, in each case immediately before the occurrence or continuance of that suspension, limitation or other market disruption, as the case may be.

For the purpose of determining whether a Market Disruption Event has occurred or is continuing:

(1)
a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the primary exchange or quotation system;

(2)	a decision permanently to discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event;

(3)
limitations pursuant to NYSE Rule 80B (or the rules of any relevant exchange similar to any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of similar scope as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension or absence or material limitation of trading;

(4)
a suspension in trading in a futures or options contract on the Underlying Equity Index, by the primary exchange or quotation system for such contract by reason of (i) a price change exceeding limits set by such exchange or market, (ii) an imbalance of orders relating to such contracts or (iii) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or absence or material limitation of trading in futures or options contracts related to that Underlying Equity Index; and

(5)
a suspension or absence or material limitation of trading on any primary exchange or quotation system or on the primary market on which futures or options contracts related to the Underlying Equity Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Underlying Commodity and Underlying Commodity Index

With respect to an Underlying Commodity or Underlying Commodity Index, “Market Disruption Event” means, unless otherwise specified in the applicable pricing supplement, one or more of the following events, as determined by the calculation agent in its sole discretion:

(a)
a material limitation, suspension, or disruption of trading in one or more Underlying Market Measure components which results in a failure by the exchange on which such Underlying Market Measure component is traded to report an exchange-published settlement price for such contract on the day on which such event occurs or any succeeding day on which it continues;

(b)
the exchange-published settlement price for any Underlying Market Measure component is a “limit price,” which means that the exchange-published settlement price for such contract for a day has increased or decreased from the previous day’s exchange-published settlement price by the maximum amount permitted under applicable exchange rules;

(c)	failure by the applicable exchange or other price source to announce or publish the exchange published settlement price for any Underlying Market Measure component; and

(d)	a suspension of trading in one or more Underlying Market Measure components, for which the trading does not resume at least 10 minutes prior to the scheduled or rescheduled closing time.

Underlying Stock and Underlying Fund

With respect to an Underlying Stock or an Underlying Fund, a “Market Disruption Event” means, unless otherwise specified in the applicable pricing supplement, one or more of the following events, as determined by the calculation agent in its sole discretion:

(a)
the occurrence or existence of a suspension, absence or material limitation of trading of the Underlying Stock or shares of the Underlying Fund on the primary exchange or organized market for trading for the Underlying Stock or shares of the Underlying Fund for more than two hours of trading, or during the one-half hour period preceding the close of trading, during the principal trading session (without taking into account any extended or after-hours trading session) on such primary exchange or organized market;

(b)
the occurrence or existence of a suspension, absence or material limitation of trading of futures or options contracts related to the Underlying Stock or shares of the Underlying Fund on the primary market for trading futures or options contracts related to the Underlying Stock or shares of the Underlying Fund for more than two hours of trading, or during the one-half hour period preceding the close of trading, during the principal trading session (without taking into account any extended or after-hours trading session) on such primary market;

(c)
a breakdown or failure in the price and trade reporting systems of the primary exchange or organized market for trading for the Underlying Stock or shares of the Underlying Fund as a result of which the reported trading prices for the Underlying Stock or shares of the Underlying Fund during the last one-half hour preceding the close of the principal trading session on such primary exchange or organized market for trading are materially inaccurate; or

(d)	solely for an Underlying Equity Fund that tracks a Target Index:

(i)
any suspension or absence of, or material limitation imposed on, trading by the primary exchange or quotation system in the securities or futures or options contracts that reference securities then comprising 20% or more of the level of the Target Index, whether by reason of movements in price exceeding limits permitted by the primary exchange or quotation system therefor or otherwise; or

(ii)
any event (other than an event described in clause (d)(i) above or clause (d)(iii) below) that disrupts or impairs the ability of market participants in general to effect transactions in or obtain market values for the securities or futures or options contracts that reference securities then comprising 20% or more of the level of the Target Index on the primary exchange or quotation system therefor, on any other exchange or quotation system; or

(iii)
the closure on any Market Measure Business Day of the primary exchange or quotation system for the securities or futures or options contracts that reference securities then comprising 20% or more of the level of the Target Index prior to its scheduled closing time unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of (A) the actual closing time for the regular trading session on such exchange or quotation system on such trading day and (B) the submission deadline for orders to be entered into such exchange or quotation system for execution on such Market Measure Business Day.

For the purpose of determining whether a Market Disruption Event exists with respect to an Underlying Equity Fund at any time, if trading in a security included in the Target Index is materially suspended or materially limited at that time, or there occurs an event that disrupts or impairs the ability of market participants in general to effect transactions in or obtain market values for such security, then the relevant percentage contribution of that security to the level of the Target Index will be based on a comparison of (i) the portion of the level of the Target Index attributable to that security relative to (ii) the overall level of the Target Index, in each case immediately before the occurrence of that suspension, limitation or other market disruption, as the case may be.

For purposes of determining whether a Market Disruption Event with respect to an Underlying Stock or an Underlying Equity Fund has occurred or is continuing:

(1)
a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the primary exchange or quotation system;

(2)	a decision permanently to discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event;

(3)
limitations pursuant to NYSE Rule 80B (or the rules of any relevant exchange similar to any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of similar scope as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension or absence or material limitation of trading;

(4)
a suspension in trading in a futures or options contract on the Underlying Stock by the primary exchange or quotation system related to such contract by reason of (i) a price change exceeding limits set by such exchange or market, (ii) an imbalance of orders relating to such contracts or (iii) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or absence or material limitation of trading in futures or options contracts related to the Underlying Stock; and

(5)
a suspension or absence or material limitation of trading on any primary exchange or quotation system or on the primary market on which futures or options contracts related to the Underlying Stock are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Underlying Currency Pair

For an Underlying Currency Pair, “Market Disruption Event” means, unless otherwise specified in the applicable pricing supplement, a determination by the calculation agent in its sole discretion that the exchange rate for the Underlying Currency Pair is not quoted on the applicable Bloomberg or Reuters page at the specified time on the pricing date or valuation date, as applicable.

Basket

With respect to an Underlying Market Measure that consists of a Basket, a “Market Disruption Event” will be determined by the calculation agent for each Basket Component in accordance with the provisions applicable to such Basket Component (i.e., whether the Basket Component is the Underlying Commodity, Underlying Commodity Index, Underlying Equity Index, Underlying Currency Pair, Underlying Stock or Underlying Fund), as set forth above.

Other Underlying Market Measures

If the Underlying Market Measure is not an Underlying Index, Underlying Commodity, Underlying Stock, Underlying Fund or Underlying Currency Pair, or is a combination of the foregoing, the applicable pricing supplement will set forth the definition of “Market Disruption Event,” and include additional related terms.

Adjustment Events for Underlying Stocks and Underlying Funds

For securities linked to one or more Underlying Stocks or Underlying Funds, the calculation agent, in its sole discretion, may adjust the Adjustment Factor, and hence the Final Value, if an event described below occurs on or before the applicable valuation date, and the calculation agent determines that such an event has a diluting or concentrative effect on the theoretical value of an Underlying Stock or shares of an Underlying Fund (or its successor, if applicable).

The Adjustment Factor with respect to an Underlying Stock or shares of an Underlying Fund, as applicable, will be adjusted as follows:

(a)	Stock Splits and Reverse Stock Splits

If an Underlying Stock or shares of an Underlying Fund is subject to a stock split or reverse stock split, then once such split has become effective, the Adjustment Factor with respect to the Underlying Stock will be adjusted so that the new Adjustment Factor will equal the product of:

•	the then-current Adjustment Factor; and

•
the number of shares which a holder of one share of Underlying Stock or Underlying Fund before the effective date of such stock split or reverse stock split would have owned immediately following the applicable effective date.

(b)	Stock Dividends

If an Underlying Stock or Underlying Fund is subject (i) to a stock dividend (i.e., the issuance of additional Underlying Stock or shares of an Underlying Fund) that is given ratably to all holders of the Underlying Stock or the Underlying Fund, as applicable, or (ii) to any other distribution of the Underlying Stock or shares of the Underlying Fund to all holders of record of the Underlying Stock or the Underlying Fund, as applicable, as a result of the triggering of any provision of the corporate charter of the Underlying Company or governing documents of the Underlying Fund or otherwise, in each case other than a stock split described in paragraph (a), then once the dividend has become effective and such Underlying Stock or shares of the Underlying Fund is trading ex-dividend, the Adjustment Factor with respect to the Underlying Stock or Underlying Fund, as applicable, will be adjusted so that the new Adjustment Factor will equal the product of:

•	the then-current Adjustment Factor; and

•
the number of shares which a holder of one share of Underlying Stock or Underlying Fund before the effective date of the dividend and such shares are trading ex-dividend would have owned immediately following the applicable effective date;

provided that no adjustment will be made for a dividend for which the number of shares of the Underlying Stock or Underlying Fund paid or distributed is based on a fixed cash equivalent value, unless such dividend is an Extraordinary Dividend (as defined below).

(c)	Extraordinary Dividends

There will be no adjustments to any Adjustment Factor to reflect cash dividends or other cash distributions paid with respect to an Underlying Stock or shares of an Underlying Fund unless such cash dividends or other cash distributions constitute Extraordinary Dividends or cash distributions described under “Reorganization Event” in paragraph (e) below.  A cash dividend or other distribution with respect to the Underlying Stock or shares of the Underlying Fund will be deemed to be an “Extraordinary Dividend” if the calculation agent determines in its sole discretion that either (1) such dividend or other distribution was not made according to the Underlying Company’s or Underlying Fund’s then-existing policy or practice of paying such dividends on a quarterly or other regular basis (such dividend or distribution paid in accordance with existing practice being “non-Extraordinary Dividend”) or (2) such dividend or other distribution exceeds the immediately preceding non-Extraordinary Dividend by an amount equal to at least 10% of the closing price of the Underlying Stock or shares of Underlying Fund (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the Market Measure Business day preceding the ex-dividend date for the payment of such Extraordinary Dividend (the “ex-dividend date”).

If an Extraordinary Dividend occurs with respect to an Underlying Stock or shares of an Underlying Fund, the Adjustment Factor with respect to the Underlying Stock or Underlying Fund, as applicable, will be adjusted on the relevant ex-dividend date so that the new Adjustment Factor will equal the product of:

•	the then-current Adjustment Factor; and

•
a fraction, (i) the numerator of which is the closing price of the Underlying Stock or shares of the Underlying Fund, as applicable, on the Market Measure Business Day preceding the ex-dividend date, and (ii) the denominator of which is the amount by which the closing price on the Market Measure Business Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for an Underlying Stock or shares of an Underlying Fund will equal:

•
in the case of an Extraordinary Dividend that constitute regular dividends paid in accordance with existing practice (i.e., paid as described in subparagraph (2) above), the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for the Underlying Stock; or

•
in the case of an Extraordinary Dividend that do not constitute regular cash dividends or other distributions that do not constitute regular dividends paid in accordance with existing practice (i.e., paid as described in subparagraph (1) above), the amount per share of such Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive.  A distribution described in paragraph (a), paragraph (d), paragraph (e), or paragraph (f) under this section “Adjustment Events for Underlying Stocks and Underlying Funds” that also constitutes an Extraordinary Dividend will not cause an adjustment to such Adjustment Factor pursuant to this paragraph (c).

(d)	Issuance of Rights or Warrants by an Underlying Company

If an Underlying Company issues rights or warrants to all holders of its Underlying Stock to subscribe for or purchase the Underlying Stock at an exercise price per share less than the closing price of the Underlying Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the securities, then the Adjustment Factor with respect to the Underlying Stock will be adjusted to equal the product of:

•	the then-current Adjustment Factor; and

•
a fraction, (i) the numerator of which will be the number of shares of the Underlying Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of shares of the Underlying Stock offered for subscription or purchase pursuant to such rights or warrants, and (ii) the denominator of which will be the number of shares of the Underlying Stock outstanding immediately prior to the issuance of such rights or warrants plus the incremental number of shares of Underlying Stock that a holder can purchase on the expiration date of such rights or warrants, determined based on the closing price of the Underlying Stock relative to the exercise price of such rights or warrants.  For purposes of clause (ii), the incremental number of shares will be determined by multiplying the number of shares of the Underlying Stock offered for subscription or purchase pursuant to such rights or warrants by its exercise price, and dividing the product by the closing price of the Underlying Stock on the expiration date of such rights or warrants.

(e)	A Reorganization Event affecting an Underlying Company

If a Reorganization Event (as defined below) occurs, in each case as a result of which the holders of an Underlying Stock are entitled to receive Exchange Property (as defined below) with respect to or in exchange for the Underlying Stock, then, following the effective date of such Reorganization Event, in lieu of using the closing price for the Underlying Stock to calculate the Final Value of the Underlying Stock on the valuation date, the calculation agent will use the Transaction Value received with respect to a share of the Underlying Stock, as set forth below.  The Adjustment Factor will be adjusted so that the closing price for the Underlying Stock on the valuation date multiplied by the Adjustment Factor will result in the Transaction Value per share of Underlying Stock.

“Reorganization Event” means with respect to an Underlying Stock any of the following events:

(1)	there has occurred any reclassification or change with respect to such Underlying Stock, including, without limitation, as a result of the issuance of any tracking stock by the Underlying Company;

(2)
the Underlying Company or any surviving entity or subsequent surviving entity of the Underlying Company (the “Underlying Company Successor”) has been subject to a merger, combination or consolidation and is not the surviving entity;

(3)	any statutory exchange of securities of the Underlying Company or any Underlying Company Successor with another corporation occurs (other than pursuant to clause (2) above);

(4)	the Underlying Company is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law;

(5)
the Underlying Company issues to all of its shareholders equity securities of an issuer other than such Underlying Company, including equity securities of subsidiaries or affiliates of the Underlying Company (other than in a transaction described in clauses (2), (3) or (4) above) (a “Spin-off Event”);

(6)	a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the Underlying Company; or

(7)
the Underlying Company or Underlying Company Successor has been subject to a merger, combination or consolidation and is the surviving entity, but the transaction results in the outstanding shares of Underlying Stock (other than any Underlying Stock owned or controlled by the other party to such merger, combination or consolidation) immediately prior to such event to collectively represent less than 50% of the outstanding shares of Underlying Stock immediately following such event.

“Exchange Property” means securities, cash or any other assets distributed to holders of the Underlying Stock in any Reorganization Event, including, (A) in the case of the issuance of tracking stock or in the case of a Spin-off Event, the Underlying Stock with respect to which the tracking stock or spun-off security was issued and (B) in the case of any other Reorganization

Event where the Underlying Stock continues to be held by the holders receiving such distribution, the Underlying Stock.

“Transaction Value” means (A) for any cash received as Exchange Property in any such Reorganization Event, the amount of cash received per share of Underlying Stock valued as of the date of the Reorganization Event; (B) for any property other than cash or securities received in any such Reorganization Event, the market value, as determined by the calculation agent, as of the date of receipt by the party owning the original shares, of such Exchange Property received per share of Underlying Stock; and (C) for any security received in any such Reorganization Event (including in the case of the issuance of tracking stock, such reclassified Underlying Stock and, in the case of a Spin-off Event, the Underlying Stock with respect to which the spun-off security was issued), an amount equal to the closing price of the Underlying Stock, as of the valuation date, per share of such security multiplied by the quantity of such security received for each such Underlying Stock.

(f)	Other Distributions by an Underlying Fund

If an Underlying Fund, after the pricing date, declares or makes a distribution to all holders of the shares of the Underlying Fund of any class of its capital stock (other than shares of the Underlying Fund), evidences of its indebtedness, or other non-cash assets, including, but not limited to, transferable rights and warrants, then, in each of these cases, the Adjustment Factor will be adjusted such that the new Adjustment Factor will equal the product of:

•	the then current Adjustment Factor; and

•
a fraction, (i) the numerator of which will be the closing price of the shares of the Underlying Fund on the Market Measure Business Day preceding the date such distribution became effective, and (ii) the denominator of which will be the closing price of the shares of the Underlying Fund as of the time the distribution became effective, less the fair market value, as determined by the calculation agent, of the portion of the capital stock, evidences of indebtedness, rights or warrants or other non-cash assets so distributed or issued applicable to one share of the Underlying Fund.

(g)	Adjustments for ADSs

If an ADS serving as the Underlying Stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the Underlying Company and the ADS depositary is terminated for any reason, then, on and after the date the ADSs are no longer so listed or admitted to trading or the date of such termination, as applicable (the “Change Date”), the ADS Underlying Stock will be deemed to be the Underlying Stock.  The Adjustment Factor will thereafter equal the last value of the Adjustment Factor for the ADSs multiplied by the number of shares of ADS Underlying Stock represented by a single ADS. The closing price of the Underlying Stock on the valuation date will be expressed in U.S. dollars, converting the closing price of the ADS Underlying Stock on the valuation date into U.S. dollars using the applicable exchange rate on the valuation date, as described below.

On the valuation date, the applicable exchange rate will be the spot rate of the local currency of the ADS Underlying Stock relative to the U.S. dollar as reported by Reuters on the relevant page for such rate at approximately the closing time of the primary exchange or organized market for trading for the ADS Underlying Stock on such day.  However, if such rate is not displayed on the relevant Reuters page on the valuation date, the applicable exchange rate on such day will equal (1) an average (mean) of the bid quotations in New York City received by the calculation agent at approximately 11:00 a.m., New York City time, on the business day immediately following the valuation date, from three recognized foreign exchange dealers or, (2) if the calculation agent is unable to obtain three such bid quotations, the average of such bid quotations obtained from two recognized foreign exchange dealers or, (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars in the aggregate principal amount of the securities for settlement on the third business day following the valuation date.  If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the applicable exchange rate in its sole discretion, in good faith and in a manner which the calculation agent considers commercially reasonable under the circumstances.

With respect to paragraphs (a) to (e) above, if the securities are linked to ADSs as the Underlying Market Measure, all adjustments to the Adjustment Factor for the Underlying Stock described above will be made to the Adjustment Factor for the ADSs as if the ADS Underlying Stock was serving as the Underlying Stock described above.  Therefore, for example, if the ADS Underlying Stock represented by the ADSs is subject to a two-for-one stock split and assuming the Adjustment Factor is equal to one, the Adjustment Factor for the ADS would be adjusted to equal to two.  If the securities are linked to ADSs, the term “dividend” will mean, unless otherwise specified in the applicable pricing supplement, the dividend paid by the issuer of the ADS Underlying Stock, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

If the Underlying Market Measure are ADSs, no adjustment to the ADS price or the Adjustment Factor, including those described below, will be made if (1) holders of ADSs are not eligible to participate in any of the transactions described above or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or the depositary for the ADSs has adjusted the number of shares of the ADS Underlying Stock represented by each ADS so that the ADS price would not be affected by the corporate event in question.  However, to the extent that the number of shares of ADS Underlying Stock represented by each ADS is changed for any other reason, appropriate adjustments to the Adjustment Factor will be made to reflect such change.

With respect to paragraphs (a) to (f) above, no adjustments to the Adjustment Factor for the Underlying Stock will be required unless such adjustment would require a change of at least 0.1% in the Adjustment Factor then in effect.  The Adjustment Factor resulting from any of the adjustments specified above will be rounded to six decimal places, with one five ten-millionths being rounded upward.  Adjustments to the Adjustment Factor of the Underlying Stock will be made up to and including the valuation date.

No adjustments to the Adjustment Factor or method of calculating the Adjustment Factor will be required other than those specified above.  However, the calculation agent may, in its sole discretion, make additional adjustments to the Adjustment Factor to reflect changes occurring in relation to the Underlying Stocks or shares of the Underlying Fund and in circumstances where the calculation agent determines that it is appropriate to reflect those changes to ensure an equitable result.  The required adjustments specified above do not cover all events that could affect the closing price or market value of the Underlying Stock or shares of the Underlying Fund.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the Adjustment Factor and of any related determinations and calculations with respect to any distributions of stock, other securities, or other property or assets, including cash, in connection with any corporate event described above; its determinations and calculations will be conclusive absent a determination of a manifest error.

We will provide, within ten business days following the occurrence of an event that requires an adjustment to the Adjustment Factor, or, if later, within ten business days following the date on which we become aware of this occurrence, written notice to the securities administrator, which will provide notice to the holders of the securities of the occurrence of this event and a statement in reasonable detail setting forth the adjusted Adjustment Factor.

Discontinuation or Modification of the Underlying Market Measure

Underlying Indices and Underlying Funds

If the sponsor or publisher of an Underlying Market Measure (a “Market Measure Publisher”) discontinues publication of the Underlying Market Measure or if the Underlying Market Measure is liquidated, delisted or otherwise terminated and the Market Measure Publisher or another entity publishes a successor or substitute market measure that the calculation agent determines, in its sole discretion, to be comparable to the discontinued, liquidated, delisted or otherwise terminated Underlying Market Measure (such market measure being referred to herein as a “successor market measure”), then the Final Value or closing value of the Underlying Market Measure will be determined by reference to the value of such successor market measure or market for such successor market measure.  References to the “Underlying Market Measure” are deemed to include references to any relevant successor market measure where applicable.

Upon any selection by the calculation agent of a successor market measure, the calculation agent will cause written notice thereof to be furnished to us, the trustee, the securities administrator and DTC as the holder of the securities within three Market Measure Business Days of such selection.

If the Market Measure Publisher discontinues publication or if an Underlying Market Measure liquidates, delists or otherwise terminates an Underlying Market Measure and the calculation agent determines that no successor market measure is available with respect to the Underlying Market Measure at such time, then the calculation agent will determine the closing value of the Underlying Market Measure in accordance with the formula for and method of calculating the Underlying Market Measure last in effect prior to such discontinuance, liquidation, delisting or termination, using the closing prices, levels or values of each security, commodity or commodity futures contract most recently comprising the Underlying Market Measure (or, if trading in the relevant securities, commodities or commodity futures contracts then comprising the Underlying Market Measure is not available, its good faith estimate of the closing prices, levels or values of the relevant securities, commodities or commodity futures contracts then comprising the Underlying Market Measure) on the valuation date or any other relevant date.  Notwithstanding these alternative arrangements, discontinuance of the publication of the Underlying Market Measure or liquidation, delisting or termination of the Underlying Market Measure may adversely affect the value of the securities.

If at any time the method of calculating an Underlying Market Measure, or the value thereof, is changed in a material respect, or if an Underlying Market Measure is in any other way modified so that such market measure does not, in the opinion of the calculation agent, fairly represent the value of the Underlying Market Measure had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on the next valuation date, make such calculations and adjustments to the terms of the securities as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of a market measure comparable to the Underlying Market Measure, as the case may be, as if such changes or modifications had not been made, and on each valuation date thereafter, make each relevant calculation with reference to the Underlying Market Measure, as adjusted.  Accordingly, if the method of calculating the Underlying Market Measure is modified so that the value of such market measure is a fraction of what it would have been if it had not been modified (e.g., due to a split in an index), then the calculation agent will adjust such market measure in order to arrive at a value of the Underlying Market Measure as if it had not been modified (e.g., as if such split had not occurred).

If a successor market measure is selected or if the calculation agent determines the value of an Underlying Market Measure as described above, the successor market measure or the value of the Underlying Market Measure as determined by the calculation agent will be used as a substitute for the Underlying Market Measure for all purposes, including for the purpose of determining whether a Market Disruption Event has occurred or is continuing.

For an Underlying Market Measure that is one or more Underlying Stocks or shares of an Underlying Fund, if the Underlying Company or Underlying Fund ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Exchange Act, and the calculation agent determines in its sole discretion that sufficiently similar information is not otherwise available to you, the maturity date of the securities will be accelerated to the fifth business day following the date of that determination and the Payment at Maturity that you will be entitled to receive will be calculated as though the date of early repayment were the stated maturity date of the securities, and as though the valuation date were the fifth business day prior to the date of acceleration.  Such payment to you may be less than the Original Offering Price.

Underlying Currency Pairs

If a Base Currency applicable to your securities is replaced by a successor monetary unit (the “New Currency”) as the legal tender of the Base Currency’s country or jurisdiction, the calculation agent will calculate the applicable Final Value by using the exchange rate of the applicable Reference Currency relative to the New Currency on the valuation date, multiplied by a fraction, the numerator of which will be “1” and the denominator of which will be the number of units of the applicable Base Currency represented by one unit of the New Currency. Conversely, in the event a Reference Currency applicable to your securities is replaced by a New Currency, the calculation agent will calculate the Final Value by using the exchange rate of the New Currency relative to the applicable Base Currency on the valuation date, multiplied by the number of units of the applicable Reference Currency represented by one unit of the New Currency. No other changes will be made to the terms of your securities as a result of such replacement.

As an example of the calculation described above, if a Base Currency is replaced by a New Currency, and one unit of the New Currency has a value equal to 1,000 units of such Base Currency, the Final Value would be calculated by using the applicable exchange rate of the applicable Reference Currency (relative to the New Currency) multiplied by 1/1,000. Alternatively, if a Reference Currency is replaced by a New Currency, and one unit of the New Currency has a value equal to 1,000 units of such Reference Currency, the Final Value would be calculated by using the applicable exchange rate of the New Currency (relative to the applicable Base Currency) multiplied by 1,000.

Baskets

If the Underlying Market Measure to which your securities are linked is a Basket, the Basket Components will be set forth in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the Initial Value for an Underlying Market Measure that is a Basket will be equal to 100.  We will assign each Basket Component an Initial Component Weight so that each Basket Component represents a percentage of the Initial Value of the Basket on the applicable pricing date. We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights. The Initial Component Weight for each Basket Component will be set forth in the applicable pricing supplement.

Determination of the Component Ratio for Each Basket Component

We will set a fixed factor (the “Component Ratio”) for each Basket Component, based upon the weighting of that Basket Component. The Component Ratio for each Basket Component will be calculated on the pricing date and will equal:

•	the Initial Component Weight (expressed as a percentage) for that Basket Component, multiplied by 100; divided by

•	the closing value of that Basket Component on the pricing date.

Each Component Ratio will be rounded to eight decimal places.

Basket Components that are not an Underlying Commodity or Underlying Commodity Index

Unless otherwise set forth in the applicable pricing supplement, if a Market Disruption Event occurs or is continuing on the pricing date, as to any Basket Component that is not an Underlying Commodity, Underlying Commodity Index or Underlying Commodity Fund, the calculation agent will establish the closing value of that Basket Component on such pricing date (the “Basket Component Closing Value”), and thus its Component Ratio, based on the closing value of that Basket Component on the first Market Measure Business Day following the pricing date on which no Market Disruption Event has occurred or is continuing with respect to that Basket Component. In the event that a Market Disruption Event occurs or is continuing with respect to that Basket Component on the pricing date, and on each day to and including the second scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the close of business in New York City on the second scheduled Market Measure Business Day following the pricing date) will estimate the Basket Component Closing Value, and thus the applicable Component Ratio, in a manner that the calculation agent considers commercially reasonable under the circumstances. The final pricing supplement will set forth each Basket Component Closing Value, a brief statement of the facts relating to the establishment of each Basket Component Closing Value (including the applicable Market Disruption Event(s)), and the applicable Component Ratio.

For purposes of determining whether a Market Disruption Event has occurred or is continuing as to any Basket Component that is not an Underlying Commodity or an Underlying Commodity Index, “Market Disruption Event” will have the meaning set forth above in “—Market Disruption Events”, provided that references to “Underlying Equity Index,” “Underlying Stock,” “Underlying Fund,” “Underlying Currency Pair” or “Underlying Market Measure” will be deemed to be references to “Basket Component.”

Basket Components that is an Underlying Commodity or Underlying Commodity Index

Unless otherwise set forth in the applicable pricing supplement, if a Market Disruption Event occurs or is continuing on the pricing date, as to any Basket Component that is an Underlying Commodity or an Underlying Commodity Index, the calculation agent will establish a closing value for that Basket Component (the “Basket Component Closing Value”), and thus its Component Ratio, using the following procedures:

(a)
With respect to each commodity or futures contract, the value of which is tracked by that Basket Component and which is not affected by a Market Disruption Event (an “Unaffected Basket Component Commodity”), the Basket Component Closing Value, and thus the Component Ratios, will be based on the exchange-published settlement value of each such Unaffected Basket Component Commodity on the pricing date.

(b)
With respect to each commodity or futures contract, the value of which is tracked by that Basket Component and which is affected by a Market Disruption Event (an “Affected Basket Component Commodity”):

(i)
The calculation agent will establish the Basket Component Closing Value, and thus the Component Ratios, on the pricing date based on (1) the above-referenced settlement value of each Unaffected Basket Component Commodity and (2) the last exchange published settlement value for each Affected Basket Component Commodity on the pricing date.

(ii)	The calculation agent will adjust the Basket Component Closing Value, and thus the Component Ratios, based on the exchange published settlement value of each Affected

Basket Component Commodity on the first Market Measure Business Day following the pricing date on which no Market Disruption Event has occurred or is continuing with respect to such Affected Basket Component Commodity. In the event that a Market Disruption Event occurs or is continuing with respect to any Affected Basket Component Commodity on the first and second scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the close of business in New York City on the second scheduled Market Measure Business Day following the pricing date) will estimate the price of such Affected Basket Component Commodity used to determine each Basket Component Closing Value and the applicable Component Ratio in a manner that the calculation agent considers commercially reasonable under the circumstances.

(iii)
The final pricing supplement will set forth each Basket Component Closing Value, a brief statement of the facts relating to the establishment of each Basket Component Value (including a description of the relevant Market Disruption Event(s)) and the applicable Component Ratio.

(c)
The calculation agent will determine each Basket Component Closing Value, and thus the Component Ratio, by reference to the exchange published settlement prices, levels or values or other prices, levels or values determined in clauses (a) and (b) above using the then current method for calculating each Basket Component. The exchange on which a commodity or futures contract, the value of which is tracked by a Basket Component, is traded for purposes of the above definition means the exchange used to value such contract for the calculation of such Basket Component.

For purposes of determining whether a Market Disruption Event has occurred or is continuing as to any Basket Component that is an Underlying Commodity or an Underlying Commodity Index, “Market Disruption Event” will have the meaning set forth above in “—Market Disruption Events,” provided that references to “Underlying Commodity,” “Underlying Commodity Index” or “Underlying Market Measure” will be deemed to be references to “Basket Component.”

The Component Ratios will be calculated in this way so that the Initial Value of the Basket will equal 100 on the pricing date. The Component Ratios will not be revised subsequent to their determination on the pricing date, except that the calculation agent may in its good faith judgment adjust the Component Ratio of any Basket Component in the event that Basket Component is materially changed or modified in a manner that does not, in the opinion of the calculation agent, fairly represent the value of that Basket Component had those material changes or modifications not been made.

Computation of the Basket

The calculation agent will calculate the Initial Value and the Final Value, as the case may be, of the Basket by summing the products of the closing value for each Basket Component on the pricing date or valuation date, as the case may be, and the Component Ratio applicable to each Basket Component. The value of the Basket will vary based on the increase or decrease in the value of each Basket Component. Any increase in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in an increase in the value of the Basket. Conversely, any decrease in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in a decrease in the value of the Basket.

The following tables are for illustration purposes only, and do not reflect the actual composition, Initial Component Weights, or Component Ratios, which will be set forth in the applicable pricing supplement.

Example 1: The hypothetical Basket Components are Index ABC and Index XYZ, each weighted equally on a hypothetical pricing date:

Basket Component	Initial Component Weight	Hypothetical Closing Value(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution
Index ABC	50.00%	500.00	0.10000000	50.00
Index XYZ	50.00%	3,500.00	0.01428571	50.00
Initial Value				100.00

Example 2: The hypothetical Basket Components are Index ABC, Index XYZ, and Index RST, with their initial weightings being 50.00%, 25.00% and 25.00%, respectively, on a hypothetical pricing date:

Basket Component	Initial Component Weight	Hypothetical Closing Value(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution
Index ABC	50.00%	500.00	0.10000000	50.00
Index XYZ	25.00%	2,420.00	0.01033058	25.00
Index RST	25.00%	1,014.00	0.02465483	25.00
Initial Value				100.00

(1)	This column sets forth the hypothetical closing value of each Basket Component on the hypothetical pricing date.

(2)
The hypothetical Component Ratio equals the Initial Component Weight (expressed as a percentage) of the Basket Component multiplied by 100, and then divided by the closing value of that Basket Component on the hypothetical pricing date, with the result rounded to eight decimal places.

Events of Default and Acceleration

Unless otherwise set forth in the applicable pricing supplement, if an event of default, as defined in the indenture, with respect to any series of the securities occurs and is continuing, the amount payable to a holder of the securities upon any acceleration permitted under the indenture will be determined by the calculation agent and will be equal to the Payment at Maturity described under the caption “—Payment at Maturity,” calculated as if the date of acceleration were (i) the final valuation date and (ii) for securities with a Contingent Buffer, the final day of the Monitoring Period or the final Monitoring Day, as applicable.

If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its Delaware office, and to the securities administrator at its New York office, on which notice the trustee and the securities administrator may conclusively rely, and to DTC of the aggregate cash amount due with respect to the securities, if any, as promptly as possible and in no event later than two business days after the date of acceleration.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the securities as described in this product supplement, including determinations regarding the Initial Value, the Final Value, the Payment at Maturity, the successor market measure, the existence of a Market Measure Business Day, whether a Market Disruption Event has occurred or is continuing, and the closing value of the Underlying Market Measure on the valuation date, on the Monitoring Day(s) and at any time during the Monitoring Period, as applicable.  Absent manifest error, all determinations of the calculation agent will be final and binding on us and the holders and beneficial owners of the securities, without any liability on the part of the calculation agent.

RBSSI or one of our other affiliates will act as the calculation agent for the securities, unless otherwise specified in the applicable pricing supplement. However, we may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable pricing supplement.

No Additional Amounts

We will not pay any additional amounts described under “Description of Debt Securities—Payment of Additional Amounts” on page 15 of the accompanying prospectus to holders of the securities.

No Par Tax Redemption

The tax redemption feature described under “Description of Debt Securities—Tax Redemption” on page 14 of the accompanying prospectus is not applicable to the securities.

Forms of Securities

We will offer the securities on a continuing basis and will issue securities only in fully registered form either as registered global securities or, in limited circumstances, as certificated securities.

Registered Global Securities. For registered global securities, we will issue one or more global certificates representing the entire issue of securities. Except as set forth in the accompanying prospectus under “Forms of Securities—Registered Global Securities” and “The Depositary,” you may not exchange registered global securities or interests in registered global securities for certificated securities.

Each global security certificate representing registered global securities will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. These certificates name DTC or its nominee as the owner of the securities. The Depositary maintains a computerized system that will reflect the interests held by its participants in the global securities. An investor’s beneficial interest will be reflected in the records of DTC’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of DTC’s procedures for global securities representing book-entry securities is set forth under “The Depositary” in the accompanying prospectus. The Depositary has confirmed to us, RBSSI and the trustee that it intends to follow these procedures.

Certificated Securities. If we issue securities in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the security. The person named in the security register will be considered the owner of the security for all purposes under the indenture. For example, if we need to ask the holders of the securities to vote on a proposed amendment to the securities, the person named in the security register will be asked to cast any vote regarding that security. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your security in our records and will be entitled to cast the vote regarding your security. You may not exchange certificated securities for registered global securities or interests in registered global securities.

Manner of Transfer, Exchange and Payment

Holders may present securities for payment, register the transfer of the securities, and exchange the securities at Citibank, N.A., the securities administrator under the indenture, at 111 Wall Street, 15th Floor, New York, New York 10043, Attention: Agency and Trust Group, as our current agent for the payment, transfer and exchange of the securities. We refer to Citibank, N.A. acting in this capacity, as the paying agent. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under “Forms of Securities—Registered Global Securities” in the accompanying prospectus.

We will not be required to:

•
register the transfer or exchange of any security if the holder has exercised the holder’s right, if any, to require us to repurchase the security, in whole or in part, except the portion of the security not required to be repurchased; or

•	register the transfer or exchange of securities to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption.

No service charge will be made for any registration or transfer or exchange of securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of securities.

Although we anticipate making payments of principal and premium, if any, on most securities in U.S. dollars, some securities may be payable in foreign currencies as specified in the applicable pricing supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal and premium, if any, on securities that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a security payable in euro, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

Book-Entry Securities. The paying agent will make payments of principal and premium, if any, to the account of DTC, as holder of book-entry securities, by wire transfer of immediately available funds. We expect that DTC, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry securities as shown on the records of DTC. We also expect that payments by DTC’s participants to owners of beneficial interests in the book-entry securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Certificated Securities. U.S. dollar payments of principal and premium, if any, upon maturity, redemption or repayment on a security will be made in immediately available funds against presentation and surrender of the security.

Trustee

Wilmington Trust Company is the trustee under the indenture. Wilmington Trust Company’s address is 100 North Market Street, Rodney Square North, Wilmington, Delaware 19890.

CLEARANCE AND SETTLEMENT

The securities will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of the securities in immediately available funds. We will pay the Payment at Maturity in immediately available funds so long as the securities are maintained in book-entry form.  DTC participants that hold the securities through DTC on behalf of investors will follow the settlement practices applicable to the securities in DTC’s settlement system with respect to the primary distribution of the securities and secondary market trading, if any, between DTC participants.  See “The Depositary” in the accompanying prospectus for more information.

We may deliver the securities against payment therefor on a date that is greater than three business days following the pricing date.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree to otherwise.  Accordingly, if the initial settlement of the securities occurs more than three business days from the pricing date, purchasers who wish to trade the securities more than three business days prior to the original issue date of the securities will be required to specify alternative arrangements to prevent a failed settlement.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We and RBS Holdings are offering the securities and related guarantees on a continuing basis exclusively through RBSSI, as our selling agent, to the extent it is named in the applicable pricing supplement.  In addition, we and RBS Holdings may offer the securities and related guarantees through certain other selling agents to be named in the applicable pricing supplement.  The selling agents have agreed to use reasonable efforts to solicit offers to purchase these securities.  We will have the sole right to accept offers to purchase these securities and may reject any offer in whole or in part.  Each selling agent may reject, in whole or in part, any offer it solicited to purchase securities. Unless otherwise specified in the applicable pricing supplement, we will pay a selling agent, in connection with sales of these securities resulting from a solicitation that selling agent made or an offer to purchase the selling agent received, a selling commission ranging from 0.05% to 5% of the Original Offering Price of the securities to be sold, depending upon the maturity of the securities.

We and RBS Holdings may also sell these securities to a selling agent as principal for its own account at discounts to be agreed upon at the time of sale. That selling agent may resell these securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that selling agent determines and as we will specify in the applicable pricing supplement.  A selling agent may offer the securities it has purchased as principal to other dealers. That selling agent may sell the securities to any dealer at a concession and, unless otherwise specified in the applicable pricing supplement, the concession allowed to any dealer will not be in excess of the discount that agent will receive from us.  After the initial public offering of securities that the selling agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

Each of the selling agents may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended.  We and RBS Holdings have agreed to indemnify the selling agents against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments made in respect of those liabilities.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these securities on a national securities exchange. We have been advised by RBSSI that it intends to make a market in these securities, as applicable laws and regulations permit. The agents are not obligated to make a market in these securities, however, and the agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for these securities.

In addition, we may, at our sole option, extend the offering period for securities offered pursuant to a pricing supplement.  To the extent the total aggregate principal amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase the unsold portion and hold such securities initially for its own investment.  During an extended offering period, securities will be offered at prevailing market prices which may be above or below the Original Offering Price set forth in the applicable pricing supplement. Our affiliates will not make a market in those securities during that period, and are not obligated to do so after the distribution is complete.

RBSSI is an affiliate of ours and RBS Holdings. RBSSI will conduct each offering of these securities in compliance with the requirements of the Rule 5121 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate. Following the initial distribution of any of these securities, RBSSI may offer and sell those securities in the course of its business as broker-dealer. RBSSI may act as principal or agent in these transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. RBSSI may use this product supplement in connection with any of these transactions. RBSSI is not obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

Neither RBSSI nor any other affiliated agent or dealer of ours utilized in the initial offering of these securities will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

In order to facilitate the offering of these securities, the agents may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or of any other securities the prices of which may be used to determine payments on these securities. Specifically, the agents may sell more securities than they are obligated to purchase in connection with the offering, creating a short position in these securities for its own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the agent under any over-allotment option. The agents can close out a covered short sale by exercising an over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the agents will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The agents may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position. The agents must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the agents are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could affect adversely investors who purchase in the offering. As an additional means of facilitating the offering, the agents may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The agents are not required to engage in these activities, and may end any of these activities at any time.

Other selling group members include broker-dealers and other securities firms that have executed dealer agreements with RBSSI. In the dealer agreements, the selling group members have agreed to market and sell securities in accordance with the terms of those agreements and all applicable laws and regulations.

RBSSI’s address is 600 Washington Boulevard, Stamford, Connecticut 06901.

TAXATION IN THE NETHERLANDS

The following summary of certain Dutch taxation matters is based on the laws and practice in force as of the date of this product supplement and is subject to any changes in law and the interpretation and application thereof, which changes could be made with retroactive effect. The following summary does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to acquire, hold or dispose of a security, and does not purport to deal with the tax consequences applicable to all categories of investors, some of which may be subject to special rules.

For the purpose of this summary it is assumed that no holder of a security has or will have a substantial interest, or — in the case of a holder of a security being an entity — a deemed substantial interest, in the Bank and that no connected person (verbonden persoon) to the holder of a security has or will have a substantial interest in the Bank.

Generally speaking, an individual has a substantial interest in the Bank if (a) such individual, either alone or together with his partner, directly or indirectly has, or (b) certain relatives of such individual or his partner directly or indirectly have, (I) the ownership of, a right to acquire the ownership of, or certain rights over, shares representing 5 per cent or more of either the total issued and outstanding capital of the Bank or the issued and outstanding capital of any class of shares of the Bank, or (II) the ownership of, or certain rights over, profit participating certificates (winstbewijzen) that relate to 5 per cent or more of either the annual profit or the liquidation proceeds of the Bank.

Generally speaking, an entity has a substantial interest in the Bank if such entity, directly or indirectly has (I) the ownership of, a right to acquire the ownership of, or certain rights over, shares representing 5 per cent or more of either the total issued and outstanding capital of the Bank or the issued and outstanding capital of any class of shares of the Bank, or (II) the ownership of, or certain rights over, profit participating certificates (winstbewijzen) that relate to 5 per cent or more of either the annual profit or the liquidation proceeds of the Bank. An entity holding a security has a deemed substantial interest in the Bank if such entity has disposed of or is deemed to have disposed of all or part of a substantial interest on a non-recognition basis.

For the purpose of this summary, the term “entity” means a corporation as well as any other person that is taxable as a corporation for Dutch corporate tax purposes.

Where this summary refers to a holder of a security, an individual holding a security or an entity holding a security, such reference is restricted to (i) an individual or entity holding legal title to as well as an economic interest in such security (ii) an individual or entity beneficially owning such security.
Holders of a security should consult their professional advisers on the tax consequences of their acquiring, holding and disposing of a security.

Withholding Tax

All payments made by the Bank of interest and principal under the securities can be made free of withholding or deduction of any taxes of whatsoever nature imposed, levied, withheld or assessed by The Netherlands or any political subdivision or taxing authority thereof or therein.

Taxes on Income and Capital Gains

Residents

Resident entities

An entity holding a security which is, or is deemed to be, resident in The Netherlands for corporate tax purposes and which is not tax exempt, will generally be subject to corporate tax in respect of income or a capital gain derived from a security at rates up to 25.5 per cent.

Resident individuals

An individual holding a security who is, is deemed to be, or has elected to be treated as, resident in The Netherlands for income tax purposes will be subject to income tax in respect of income or a capital gain derived from a security at rates up to 52 per cent if:

(i)	the income or capital gain is attributable to an enterprise from which the holder derives profits (other than as a shareholder); or
(ii)
the income or capital gain qualifies as income from miscellaneous activities (belastbaar resultaat uit overige werkzaamheden) as defined in the Income Tax Act (Wet inkomstenbelasting 2001), including, without limitation, activities that exceed normal, active asset management (normaal, actief vermogensbeheer).

If neither condition (i) nor (ii) applies, an individual holding a security will be subject to income tax on the basis of a deemed return, regardless of any actual income or capital gain derived from a security. The deemed return amounts to 4 per cent. of the value of the individual's net assets as per the beginning of the relevant fiscal year (including the security). Subject to application of certain allowances, the deemed return will be taxed at a rate of 30 per cent.

Non-residents

A holder of a security which is not, is not deemed to be, and - in case the holder is an individual - has not elected to be treated as, resident in The Netherlands for the relevant tax purposes will not be subject to taxation on income or a capital gain derived from a security unless:

(i)
the income or capital gain is attributable to an enterprise or part thereof which is either effectively managed in The Netherlands or carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in The Netherlands and the holder of a security derives profits from such enterprise (other than by way of securities); or

(ii)
the holder is an individual and the income or capital gain qualifies as income from miscellaneous activities (belastbaar resultaat uit overige werkzaamheden) in The Netherlands as defined in the Income Tax Act (Wet inkomstenbelasting 2001), including, without limitation, activities that exceed normal, active asset management (normaal, actief vermogensbeheer).

Gift and Inheritance Taxes

Dutch gift or inheritance taxes will not be levied on the occasion of the transfer of a security by way of gift by, or on the death of, a holder of a security, unless:

(i)	the holder of a security is, or is deemed to be, resident in The Netherlands for the purpose of the relevant provisions; or
(ii)
the transfer is construed as an inheritance or gift made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident in The Netherlands for the purpose of the relevant provisions.

Value Added Tax

The issuance or transfer of a security, and payments of interest and principal under a security, will not be subject to value added tax in The Netherlands.

Other Taxes and Duties

The subscription, issue, placement, allotment, delivery or transfer of a security will not be subject to registration tax, stamp duty or any other similar tax or duty payable in The Netherlands.

Residence

A holder of a security will not be, or be deemed to be, resident in The Netherlands for tax purposes and, subject to the exceptions set out above, will not otherwise be subject to Dutch taxation, by reason only of acquiring, holding or disposing of a security or the execution, performance, delivery and/or enforcement of a security.

EU Council Directive on Taxation of Savings Income

In accordance with EC Council Directive 2003/48/EC on the taxation of savings income, The Netherlands will provide to the tax authorities of another EU member state (and certain non-EU countries and associated territories specified in said directive) details of payments of interest or other similar income paid by a person within The Netherlands to, or collected by such a person for, an individual resident in such other state.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of ownership and disposition of the securities. It applies only to an investor who holds the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described below, possibly with retroactive effect. It does not address all aspects of U.S. federal income taxation that may be relevant to an investor in light of the investor’s particular circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as certain former citizens or residents of the United States, certain financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, dealers and certain traders in securities, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons who hold the securities as a part of a straddle, conversion or integrated transaction, U.S. holders (as defined below) who have a “functional currency” other than the U.S. dollar, or individual non-U.S. holders (as defined below) who are present in the United States for 183 days or more in the taxable year in which their securities are sold or retired.

In addition, we will not attempt to ascertain whether any entity included in or constituting the Underlying Market Measure would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC, upon the sale, exchange or retirement of a security. You should refer to information filed with the Securities and Exchange Commission or the equivalent governmental authority by such entities and consult your tax adviser regarding the possible consequences to you if any such entity is or becomes a PFIC or a USRPHC.

Tax Treatment of the Securities

Unless otherwise specified in the applicable pricing supplement, we believe it is reasonable to treat the securities as prepaid financial contracts for U.S. federal income tax purposes, with the consequences described below. Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described herein. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including possible alternative treatments, some of which are discussed below) as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.  Unless otherwise stated, the following discussion assumes that the treatment of the securities as prepaid financial contracts will be respected.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities that is: (i) a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Subject to the possible application of Section 1256 of the Code, discussed below, the following are anticipated U.S. federal income tax consequences of ownership and disposition of the securities under current law.

Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the securities prior to maturity, other than pursuant to a sale or exchange, as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities, you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and your tax basis in the securities. Your tax basis in the securities should equal the amount you paid to acquire them. Your gain or loss on the securities should be capital gain or loss and should be long-term capital gain or loss if you have held the securities for more than one year, subject to the potential application either of certain rules and regulations relating to foreign currency instruments or of the “constructive ownership” regime discussed below. The deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Consequences of an Investment in the Securities. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income or loss with respect to the securities. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, securities having a term exceeding one year from issuance to maturity (including the last possible date that the securities could be outstanding) would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you held the securities you would be required to accrue into income “original issue discount” based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, even though we will not be required to make any payment with respect to the securities prior to maturity. In addition, any income on the sale, exchange or retirement of the securities would be treated as ordinary in character. Moreover, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

If payment at maturity is determined in whole or in part by reference to one or more foreign currencies (not including translation of prices of stock traded in foreign currencies), Section 988 of the Code may apply to the securities. If Section 988 were to apply, all or a portion of your gain or loss on the securities that would otherwise be treated as capital gain or loss would be treated as ordinary income or loss, unless on or before the date on which you acquired your securities you made a valid election pursuant to the applicable Treasury regulations to treat such gain or loss as capital gain or loss. We believe that it is reasonable to treat the election as available to the extent that Section 988 would otherwise apply, and that there should be no adverse consequences as a result of having made a protective election under Section 988. To make the election, you must, in accordance with detailed procedures set forth in the regulations under Section 988 of the Code, either (a) clearly identify the securities on your books and records, on the date you acquire them, as being subject to such an election and file the relevant statement verifying such election with your federal income tax return or (b) otherwise obtain independent verification. You should consult your tax adviser regarding the availability of the election, the advisability of making it and the conditions and procedures for doing so.

Depending on their terms, your securities might be treated as “foreign currency contracts” within the meaning of Section 1256 of the Code. If Section 1256 were to apply to your securities, you would be required to mark the securities to market at the end of each year (i.e., recognize income as if the securities had been sold for their fair market value). In that case, gain or loss recognized with respect to your securities, including on marking to market at the end of each year, should be ordinary in character unless you make the election described above to treat gain or loss on the securities as capital. If you make a valid election and Section 1256 were to apply, gain or loss recognized with respect to your securities, including on marking to market, would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to the period during which you held your securities.

If a “pass-thru entity” (such as an Underlying Fund) is included in or constitutes the Underlying Market Measure, the securities could be treated as “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case the tax consequences of sale, exchange or retirement of the securities could be affected materially and adversely. If a security were treated in whole or in part as a constructive ownership transaction, all or a portion of any long-term capital gain you would otherwise recognize on a sale, exchange or retirement of the security would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Under

Section 1260, the net underlying long-term capital gain is generally the net long-term capital gain a taxpayer would have recognized by investing in the underlying pass-thru entity at the inception of the constructive ownership transaction and selling that investment on the date the constructive ownership transaction is closed (i.e., at maturity or earlier disposition). Assuming Section 1260 were to apply to a security, it is unclear how the net underlying long-term capital gain would be computed. It is possible, for instance, where an Underlying Fund constitutes the entire Underlying Market Measure, that the net underlying long-term capital gain could equal the amount of long-term capital gain you would have recognized if on the issue date you had invested the face amount of the security in shares of the Underlying Fund and sold those shares for their fair market value on the date your security is sold, exchanged, or retired. Unless otherwise established by clear and convincing evidence, the net underlying long-term capital gain is treated as zero. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held the security, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years.

Other U.S. federal income tax characterizations of the securities might also require you to include amounts in income during the term of the securities and/or to treat all or a portion of the gain or loss on the sale or retirement of the securities as ordinary income or loss or as short-term capital gain or loss, without regard to how long you have held the securities. For instance, with respect to any Underlying Index or Target Index, it is possible that any reconstitution, rebalancing or recomposition of the index, change in the methodology of the index or substitution of a successor index could result in a “deemed” taxable exchange that could cause you to recognize gain or loss (subject, in the case of loss, to the possible application of the “wash sale” rules) as if you had sold or exchanged the securities.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Legislation Enacted in 2010

Legislation enacted in 2010 requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns unless a regulatory exemption is provided. Individuals who purchase the securities should consult their tax advisers regarding this legislation.

Tax Consequences to Non-U.S. Holders

You are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities that is: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) a foreign estate or trust.

Sale, Exchange or Retirement of the Securities. Any gain from the sale, exchange or retirement of the securities should not be subject to U.S. federal income tax, including withholding tax, unless such gain is effectively connected with your conduct of a trade or business in the United States, as described below.

Income Effectively Connected with a Trade or Business in the United States. If you are engaged in a trade or business in the United States, and income from the securities is effectively connected with your conduct of that trade or business, you generally will be taxed in the same manner as a U.S. holder. In this case, you may be subject to withholding if you do not provide a properly executed IRS Form W-8ECI. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

Tax Consequences under Possible Alternative Treatments. Subject to the discussion in the second succeeding paragraph, if the securities were treated as indebtedness, any income from the securities would not be subject to U.S. federal income tax, including withholding tax, provided generally that (i) you have certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person or otherwise satisfied applicable requirements; and (ii) any income from the securities was not effectively connected with your conduct of a trade or business in the United States.  As a practical matter, you may be subject to withholding unless you provide an IRS form W-8BEN (or W-8ECI, if appropriate).

If the Underlying Market Measure or any Basket Component is determined, in whole or in part, by reference to dividend payments made by U.S. corporations, the U.S. federal income tax consequences of ownership or disposition of the securities might be affected materially and adversely by guidance that the IRS or Treasury could issue based on legislation enacted in 2010. Any such guidance could cause your securities to be treated as giving rise to U.S.-source dividend income subject to U.S. withholding tax at a rate of 30% (or a lower treaty rate, if applicable), possibly on a retroactive basis. It is possible any such withholding tax could be due each time the Underlying Market Measure or the Basket Component is adjusted to reflect underlying dividends, even though you would not receive a cash payment at that time. Alternatively, withholding tax might be due upon the sale or retirement of your securities. In either case, we would not pay any additional amounts on account of any such withholding tax, and we may deduct the amount of any such tax from amounts then or subsequently payable with respect to your securities. You should consult your tax adviser regarding the possible imposition of withholding tax under this legislation.

Another provision of legislation enacted in 2010 generally imposes a withholding tax of 30% on payments made after December 31, 2012 to certain foreign entities (including financial intermediaries) of interest or dividends on, and the gross proceeds of dispositions of, instruments that give rise to U.S.-source interest or dividends, unless various U.S. information reporting and due diligence requirements have been satisfied. This legislation applies to “obligations” issued after March 18, 2012.  The reporting and diligence requirements of the legislation, which are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8BEN, generally relate to ownership by U.S. persons of interests in or accounts with such foreign entities. If the securities were recharacterized as debt instruments (which would give rise to U.S.-source interest) or, alternatively, were treated as giving rise to U.S.-source dividends, as discussed above, they would generally be subject to this regime if issued after March 18, 2012 unless an exception is provided under future guidance.  Non-U.S. purchasers of securities issued after March 18, 2012 should consult their tax advisers regarding the possible implications of this legislation for their investment in the securities.

As described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Consequences of an Investment in the Securities,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require non-U.S. holders to accrue income, subject to withholding tax, over the term of the securities, possibly on a retroactive basis. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice.

Information Reporting and Backup Withholding

The proceeds received from a sale, exchange or retirement of the securities will generally be subject to information reporting unless you are an exempt recipient and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. holder) or meet certain other conditions. If you are a non-U.S. holder and you provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans.  In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless relief is available under an exemption issued by the U.S. Department of Labor.  Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under Section 406 of ERISA and Section 4975 of the Code.  We and our current and future affiliates, including RBSSI, may be parties in interest with respect to many Plans.  Thus, a Plan fiduciary considering an investment in the securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.  For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”).  There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.
Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such security, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the security on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such security shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law.  Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

The securities are contractual financial instruments.  The financial exposure provided by the securities is neither a substitute or proxy for, nor is it intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and shall not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)
the purchaser or purchaser’s fiduciary has made and shall make all investment decisions for the purchaser and the purchaser has not and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser with respect to (A) the design and terms of the securities, (B) the purchaser's investment in the securities, or (C) the exercise, or failure to exercise, any rights we have under or with respect to the securities;

(ii)
we and our affiliates have and shall act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)
any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets or positions held for the benefit of any investor;

(iv)	our interests may be adverse to the interests of any purchaser or holder; and

(v)
neither we nor any of our affiliates are fiduciaries or advisers of the purchaser or holder in connection with any such assets, positions or transactions and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities.  We also refer you to the portions of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

THE ROYAL BANK OF SCOTLAND N.V.

RBS NotesSM

fully and unconditionally guaranteed by
RBS Holdings N.V.

Enhanced Participation Notes™

PRODUCT PROSPECTUS SUPPLEMENT
(To Prospectus Dated April 2, 2010)

RBS Securities Inc.